UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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GameStop Corp.

(Name of Registrant as Specified In Its Charter)

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625 Westport Parkway
Grapevine, Texas 76051

May 16, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of GameStop Corp. The meeting will be held at 1:30 p.m., Central Standard Time, on Tuesday, June 21, 2011 at the Hilton Southlake Town Square, 1400 Plaza Place, Southlake, Texas.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included are a Proxy Card and postage paid return envelope.

It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request your cooperation by signing, dating and mailing the enclosed proxy card, or voting by telephone or electronically through the Internet as soon as possible to ensure your representation at the Annual Meeting.

Thank you for your continued interest in GameStop Corp.

Sincerely,

Daniel A. DeMatteo
Executive Chairman

625 Westport Parkway
Grapevine, Texas 76051

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	1:30 p.m. Central Standard Time, on Tuesday, June 21, 2011

PLACE	Hilton Southlake Town Square 1400 Plaza Place Southlake, TX 76092

MEETING FORMAT	The Annual Meeting will include prepared remarks, followed by a live, interactive question and answer session with senior executives.

ITEMS OF BUSINESS	(1) Elect three directors to serve until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2) Provide an advisory vote related to GameStop Corp.’s executive compensation as disclosed in these materials.

(3) Provide an advisory vote on the frequency of future advisory votes related to GameStop Corp.’s executive compensation.

(4) Approve the GameStop Corp. 2011 Incentive Plan.

(5) Ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for GameStop Corp.’s fiscal year ending January 28, 2012.

RECORD DATE	You may vote if you are a stockholder of record at the close of business on May 2, 2011.

ANNUAL REPORT	GameStop Corp.’s 2010 Annual Report, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please have your proxy card available and vote in one of the following three ways:

(1) VISIT THE WEBSITE shown on the proxy card to vote through the Internet, or

(2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card to vote via telephone, or

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 21, 2011: the Proxy Statement and the accompanying Annual Report to Stockholders are available at http://investor.gamestop.com.

GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2011

INTRODUCTION

This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about May 16, 2011 in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of GameStop Corp., a Delaware corporation (together with its predecessor companies, “GameStop,” “we,” “our,” or the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on June 21, 2011 (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “Election of Directors — Information Concerning the Directors and Nominees — Nominees for Election as Director,” FOR the approval, by non-binding vote, of executive compensation as disclosed in these materials, FOR the approval of the GameStop Corp. 2011 Incentive Plan (the “2011 Incentive Plan”), FOR the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company’s fiscal year ending January 28, 2012, and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments or postponements thereof. Since the Board is making no recommendation related to the advisory vote on the frequency of advisory votes on executive compensation, no vote will be recorded on this matter unless a vote for one of the alternatives presented is specifically indicated. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

Only holders of record of the Company’s Class A Common Stock as of the close of business on May 2, 2011 are entitled to notice of and to vote at the Meeting. As of the record date, 141,272,865 shares of Class A Common Stock, par value $.001 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the proposals and on all other matters properly brought before the Meeting. The presence of a majority by vote of the outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

Nominees for director shall be elected by a majority of the votes cast in person or by proxy. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Elected directors will serve until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified. The proposal to ratify the appointment of the Company’s independent registered public accountants, the proposal to approve the 2011 Incentive Plan, and all other matters that may be voted on at the Meeting, will require the affirmative vote of a majority of the votes cast on the proposal in person or by proxy at the Meeting.

With respect to the proposal to elect the three nominees for director, the proposal to ratify the appointment of the Company’s independent registered public accountants, the proposal to approve the 2011 Incentive Plan and the two advisory votes, abstentions and “broker non-votes” will not be included in vote totals and will have no effect on the outcome. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. Please note that last year the New York Stock Exchange (the “NYSE”) rules regarding how brokers may vote your shares changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Abstentions and “broker non-votes” are included in determining whether a quorum is present.

A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

PROPOSAL 1

Information Concerning the Directors and Nominees

Our Board of Directors currently consists of 11 directors. Our certificate of incorporation divides our Board of Directors into three classes: Class 1, whose terms will expire at the annual meeting of stockholders to be held in 2012, Class 2, whose terms will expire at the annual meeting of stockholders to be held in 2013, and Class 3, whose terms will expire at the Meeting. Daniel A. DeMatteo, Michael N. Rosen and Edward A. Volkwein are in Class 1; R. Richard Fontaine, Jerome L. Davis, Steven R. Koonin and Stephanie M. Shern are in Class 2; and Leonard Riggio, Stanley (Mickey) Steinberg, Gerald R. Szczepanski and Lawrence S. Zilavy are in Class 3. Leonard Riggio has decided not to stand for re-election upon expiration of his term at the Meeting. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. As the Company expands its presence in the digital gaming industry, the Board is searching for a replacement for Mr. Riggio with candidates possessing expertise in digital gaming and is using a third-party search firm to conduct a search for the appropriate candidates.

In addition, our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Background information and qualifications with respect to our Board of Directors and nominees for election as directors, all of whom are incumbent directors, appear below. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for information regarding such persons’ holdings of equity securities of the Company.

The following table sets forth the names and ages of our directors, the year they first became a director and the positions they hold with the Company:

		Director
Name	Age	Since*	Position with the Company

Daniel A. DeMatteo	63	2002	Executive Chairman and Director
R. Richard Fontaine	69	2001	Chairman International and Director
Jerome L. Davis(1)	56	2005	Director
Steven R. Koonin(2)	53	2007	Director
Leonard Riggio(3)	70	2001	Director
Michael N. Rosen	70	2001	Director
Stephanie M. Shern(4)	63	2002	Director
Stanley (Mickey) Steinberg(2)	78	2005	Director
Gerald R. Szczepanski(5)	63	2002	Director
Edward A. Volkwein(6)	70	2002	Director
Lawrence S. Zilavy(7)	60	2005	Director

*	Includes predecessor companies

(1)	Chair of Nominating and Corporate Governance Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Mr. Riggio has informed the Board that he has chosen not to stand for re-election upon expiration of his term at the Meeting.

(4)	Chair of Audit Committee, member of Compensation Committee and lead independent director.

(5)	Chair of Compensation Committee and member of Audit Committee.

(6)	Member of Compensation Committee.

(7)	Member of Audit Committee.

The Board believes that each director has valuable individual skills and experiences that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company. As indicated in the following biographies, the current directors, as well as the nominees, have extensive experience in a variety of fields including retail (Messrs. Fontaine, DeMatteo, Szczepanski and Zilavy and Mrs. Shern), entertainment, including experience specifically related to the video game industry (Messrs. Volkwein, Steinberg and Koonin), consumer marketing (Messrs. Volkwein, Koonin and Davis), financial (Mrs. Shern and Mr. Zilavy), real estate (Mr. Steinberg), consulting (Messrs. Davis and Steinberg) and law (Mr. Rosen), each of which the Board believes provides valuable knowledge related to the key components of the Company’s business. In addition, the Board also believes that its Board members and nominees, as indicated in the following biographies, have each demonstrated significant leadership skills as a Chief Executive Officer or Chief Operating Officer (Messrs. Fontaine, DeMatteo, Steinberg, Szczepanski and Davis), as a senior partner in a large services firm (Mr. Rosen and Mrs. Shern) and executive management in other large corporations (Messrs. Koonin, Zilavy and Volkwein). All of our current Board members and nominees have experience in oversight of public corporations due to their experience on the Board of Directors of GameStop and other companies. The Board believes that the skills and experience of each standing director and nominee qualify them to serve as a director of the Company.

Nominees for Election as Director

The following individuals are nominees for director at the Meeting:

Stanley (Mickey) Steinberg is a director and has served as a director since October 2005. Mr. Steinberg is a member of the Nominating and Corporate Governance Committee. Mr. Steinberg currently serves as a consultant to multiple companies in the real estate investment, development, design and construction business, as well as in the trade show business. From August 1994 to June 1998, Mr. Steinberg served as Chairman of Sony Retail Entertainment. From 1989 to 1994, Mr. Steinberg served as Executive Vice President and Chief Operating Officer of Walt Disney Imagineering, responsible for the development, design and construction of all Disney theme parks. Mr. Steinberg serves on the board of directors of three privately held companies — AMC, Inc., the owner and manager of AmericasMart, an Atlanta trade show center; ECI Group, an Atlanta apartment development, construction and management company; and NRI Construction, an Atlanta construction company that specializes in apartment repairs and rehabilitation. During the past five years, Mr. Steinberg has also served as a director of Reckson Associates Realty Corp.

Gerald R. Szczepanski is a director and has served as a director for the Company or our predecessor companies since 2002. Mr. Szczepanski is Chair of the Compensation Committee and a member of the Audit Committee. Mr. Szczepanski is currently retired. Mr. Szczepanski was the co-founder, and, from 1994 to 2005, the Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly traded specialty retailer of casual clothing and accessories for teenagers. On February 3, 2004, Gadzooks, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 04-31486-11). Mr. Szczepanski is also a director of Rush Enterprises, Inc.

Lawrence S. Zilavy is a director and a member of the Audit Committee. Mr. Zilavy has served as a director since October 2005. Since October 2009, Mr. Zilavy has been employed by LR Enterprises Management LLC, the family office of Leonard Riggio. Mr. Zilavy was a Senior Vice President of Barnes & Noble College Booksellers,

Inc. from May 2006 to September 2009. Mr. Zilavy was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble from May 2003 until November 2004 and was Chief Financial Officer of Barnes & Noble, Inc. (“Barnes & Noble”) from June 2002 through April 2003. Mr. Zilavy is also a director of The Hain Celestial Group, Inc. and the non-profit Community Resource Exchange. During the past five years, Mr. Zilavy has also served as a director of Barnes & Noble.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Other Directors whose Terms of Office Continue after the Meeting

Daniel A. DeMatteo is a director and Executive Chairman, a position he has held since June 2010. He served as our Chief Executive Officer from August 2008 to June 2010. He served as Vice Chairman and Chief Operating Officer from March 2005 to August 2008. Prior to March 2005, Mr. DeMatteo served as President and Chief Operating Officer of the Company or our predecessor companies since November 1996. He has served on our Board since 2002 and has been an executive officer in the video game industry since 1988.

R. Richard Fontaine is our Chairman International. He served as our Executive Chairman of the Board from August 2008 until June 2010 and was Chairman of the Board and Chief Executive Officer from GameStop’s predecessor company’s initial public offering in February 2002 until August 2008. Mr. Fontaine served as Chief Executive Officer of our predecessor companies from November 1996 to February 2002. He has been an executive officer or director in the video game industry since 1988. Effective June 2010, Mr. Fontaine’s employment agreement was amended to extend his role as Chairman International of the Company until March 3, 2013.

Jerome L. Davis is a director and Chair of the Nominating and Corporate Governance Committee. Mr. Davis has served as a director since October 2005. Mr. Davis is Vice President of Food and Retail for Waste Management, Inc. where he is responsible for the strategy and performance of the food and retail segment, which includes the restaurant, grocery and retail industries. Mr. Davis was President of Jerome L. Davis & Associates, LLC, a consulting firm focusing on executive coaching and leadership development from 2006 until December 2009. Mr. Davis was Global Vice President, Service Excellence for Electronic Data Systems, a business and technology services company, from July 2003 until October 2005. From May 2001 to July 2003, he served in various capacities at Electronic Data Systems, including Chief Client Executive Officer and President, Americas for Business Process Management. Prior to joining Electronic Data Systems, Mr. Davis served as President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from October 1999 until May 2001. Mr. Davis served as Senior Vice President of Sales and Corporate Officer for Maytag Appliances Division from March 1998 to September 1999. From March 1992 to February 1998, Mr. Davis was Vice President of National Accounts and Area Vice President for Frito Lay. Mr. Davis also held senior executive positions in Sales and Marketing with Procter & Gamble from 1977 to 1992. Mr. Davis is currently a director and Chair of the Finance and Enterprise Risks Committee and a member of the Nominating and Corporate Governance Committee of Apogee Enterprises, Inc., where he has been a director since 2004.

Steven R. Koonin is a director and has served as a director since June 2007. Mr. Koonin is a member of the Nominating and Corporate Governance Committee. Mr. Koonin is President of Turner Entertainment Networks (“Turner”), which includes TNT, TBS, truTV and Turner Classic Movies. Mr. Koonin joined Turner Broadcasting System in 2000 as Executive Vice President and General Manager of TNT. He added oversight of TBS in 2003 and was promoted to his current position in 2006. Mr. Koonin was responsible for the rebranding of TNT and TBS and for the development of some of the most successful programming in cable television history. He also led the rebrand of Court TV as truTV. Prior to joining Turner, Mr. Koonin spent 14 years with The Coca-Cola Company, including as Vice President of Consumer Marketing. Mr. Koonin is also a director of the Metro Atlanta Chamber of Commerce, the Georgia Aquarium and the Fox Theatre.

Michael N. Rosen is a director and has served as a director for the Company or our predecessor companies since October 1999. Mr. Rosen served as the Secretary of the Company or our predecessor companies from October 1999 until May 2007. Mr. Rosen served as a director of Barnes & Noble and its subsidiaries and affiliates through

April 2007. Mr. Rosen has been a partner at Bryan Cave LLP, counsel to the Company, since their July 2002 combination with Robinson Silverman LLP. Prior to that, Mr. Rosen was Chairman of Robinson Silverman LLP.

Stephanie M. Shern is a director and Chair of the Audit Committee and has served in these capacities since 2002. Mrs. Shern is also a member of the Compensation Committee. Mrs. Shern formed Shern Associates LLC in February 2002 to provide business advisory and board services, primarily to publicly-held companies. From 1995 until April 2001, Mrs. Shern was the Vice Chair and Global Director of Retail and Consumer Products for Ernst & Young LLP and a member of Ernst & Young’s Management Committee. Mrs. Shern is currently a director and Chair of the Audit Committee of The Scotts/Miracle Gro Company and a director and member of the Audit and Remuneration Committees of Royal Ahold. During the past five years, Mrs. Shern has also served as a director of Embarq Corp, CenturyLink, Sprint Nextel Corp. and Nextel Communications, Inc.

Edward A. Volkwein is a director and has served as a director for the Company or our predecessor companies since 2002. Mr. Volkwein is a member of the Compensation Committee. Mr. Volkwein was President of Hydro-Photon, Inc., a water purification technology company, from 2005 to 2010 and is currently consulting with start-up companies. Mr. Volkwein is Chairman of Blue Hill Harbor School, now in its fourth year, which he co-founded to explore new High School learning models. Prior to joining Hydro-Photon, Mr. Volkwein had a broad marketing career beginning in brand management for General Foods and Chesebrough-Ponds, Inc. He served as Senior Vice President, Global Advertising and Promotion, for Philips Consumer Electronics and as Senior Vice President Marketing for Sega of America, where he was instrumental in developing Sega into a major video game brand. Mr. Volkwein has also held senior executive positions with Funk & Wagnalls as President and Prince Manufacturing as Senior Vice President.

Directors Not Standing for Re-Election

Leonard Riggio is a director. Mr. Riggio was the Chairman of the Board of GameStop or its predecessor companies from November 1996 until GameStop’s initial public offering in February 2002. Mr. Riggio has been Chairman of the Board and a principal stockholder of Barnes & Noble since its inception in 1986 and served as Chief Executive Officer from its inception in 1986 until February 2002. Mr. Riggio has chosen not to stand for re-election to the Board of Directors when his term expires at the Meeting.

Meetings and Committees of the Board

The Board of Directors met 12 times during the fiscal year ended January 29, 2011 (“fiscal 2010”). All directors who were directors for the full fiscal year attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during fiscal 2010, with the exception of Mr. Riggio, for whom medical reasons prevented attendance at 75% of the meetings.

The Board of Directors has three standing committees:  an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee’s principal functions include reviewing the adequacy of the Company’s internal system of accounting controls, the appointment, compensation, retention and oversight of the independent registered public accountants, conferring with the independent public accounting firm concerning the scope of their examination of the books and records of the Company, reviewing and approving related party transactions and considering other appropriate matters regarding the financial affairs of the Company. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The Board of Directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is available on the Company’s website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the charter, the Audit Committee will continue to review and reassess the adequacy of the charter annually and recommend any changes to the Board of Directors for approval. The current members of the Audit Committee are Stephanie M. Shern (Chair), Gerald R. Szczepanski and Lawrence S. Zilavy, all of whom are “independent” directors under the listing standards of the NYSE. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the Securities and Exchange Commission (the “SEC”). The Board of Directors has also determined that Mrs. Shern has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The Audit Committee met eight times during fiscal 2010.

Compensation Committee.  The principal function of the Compensation Committee is, among other things, to make recommendations to the Board of Directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The Compensation Committee is also responsible for administering our Amended and Restated 2001 Incentive Plan, as amended (the “2001 Incentive Plan”), and our Supplemental Compensation Plan, and will be responsible for administering the 2011 Incentive Plan if approved at the Meeting. The current members of the Compensation Committee are Gerald R. Szczepanski (Chair), Stephanie M. Shern and Edward A. Volkwein, all of whom meet the independence standards of the NYSE. The Board of Directors has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met 12 times during fiscal 2010.

Nominating and Corporate Governance Committee.  The principal function of the Nominating and Corporate Governance Committee is, among other things, to review and recommend to the Board candidates for service on the Board and its committees, including the renewal of existing directors, and to recommend to the Board the corporate governance guidelines applicable to the Company. The current members of the Nominating and Corporate Governance Committee are Jerome L. Davis (Chair), Steven R. Koonin and Stanley (Mickey) Steinberg, all of whom meet the independence standards of the NYSE. Our Board of Directors has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met three times during fiscal 2010.

Minimum Qualifications

The Nominating and Corporate Governance Committee does not set specific minimum qualifications for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director are selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; diversity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board of Directors’ duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to their competitors.

Nominating Process

Consideration of new Board of Director nominee candidates, if any, typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (in accordance with the process described below), Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. When nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the director’s performance on the Board of Directors and the director’s qualifications in respect of the foregoing.

As the Company expands its presence in the digital gaming industry, the Board is searching for a replacement for Mr. Riggio with candidates possessing expertise in digital gaming and is using a third-party search firm to conduct a search for the appropriate candidates.

Consideration of Stockholder-Nominated Directors

Stockholders have the right to submit nominations for persons to be elected to the Board of Directors as described below. If such a nomination occurs and if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the Board of Directors deems necessary or appropriate, the Nominating and Corporate Governance Committee will consider potential nominees submitted by stockholders. The Company’s Bylaws provide that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of stockholders, such stockholder must give written notice to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being a nominee and to serving as a director if elected.

Corporate Governance

Codes of Ethics

The Company has adopted a Code of Ethics for Senior Financial and Executive Officers that is applicable to the Company’s Executive Chairman, Chairman International, Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, and any Executive Vice President of the Company or Vice President of the Company employed in a finance or accounting role. The Company also has adopted a Code of Standards, Ethics and Conduct applicable to all of the Company’s management-level employees and non-employee directors. The Code of Ethics for Senior Financial and Executive Officers and the Code of Standards, Ethics and Conduct are available on the Company’s website at http://investor.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, the Company intends to disclose any amendment (other than any technical, administrative or other non-substantive amendment) to either of the above Codes, or any waiver of any provision thereof with respect to certain specified officers listed above, on the Company’s website at http://investor.gamestop.com within four business days following such amendment or waiver.

Claw-back Policy

The Company has adopted a claw-back policy which requires the Board, when permitted by law, to require reimbursement of annual incentive payments or long-term incentive payments from a current or former executive officer of the Company where the payment was predicated upon achieving certain financial results or other operating metrics, and either (1) the Board determines in its good faith judgment that such financial results or other operating metrics were achieved in whole or part as a result of fraud or other misconduct on the part of such executive, or fraud or other misconduct of other employees of the Company of which such executive had knowledge, whether or not such conduct results in any restatement of Company financial statements filed with the SEC, or (2) such financial results or other operating metrics were the subject of a restatement of Company financial statements filed with the SEC, and a lower payment would have been made to the executive officer based upon the restated financial results. The Company will, to the fullest extent possible under applicable law, seek to recover from the individual executive officer, in the case of (1), the full amount of the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to such financial results), and in the case of (2), the amount by which the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to the restatement of financial results) exceeded the lower payment that would have been made based on the restated financial results.

Equity Ownership Policy

The Board believes that it is important for each executive officer and non-employee director of the Company to have a financial stake in the Company to help align the executive officer’s or non-employee director’s interests with those of the Company’s stockholders. To that end, the Company has adopted an equity ownership policy requiring that each executive officer and non-employee director of the Company maintain ownership of Company common stock with a value of at least the following multiples of base salary or annual cash retainer for service on the Board:

Executive Chairman	5 times base salary
Chief Executive Officer	5 times base salary
President or Executive Vice President	3 times base salary
Non-employee Director	5 times annual cash retainer

New executive officers or non-employee directors of the Company will be given a period of five (5) years to attain full compliance with these requirements. These requirements will be reduced by 50% after an executive reaches age 62 in order to facilitate appropriate financial planning.

For purposes of these determinations, (i) stock ownership includes shares of Company common stock which are directly owned or owned by family members residing with the executive officer or non-employee director, or by family trusts, as well as vested options and vested restricted stock, and unvested restricted stock or equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to such executive officer or non-employee director under any deferred compensation plan, and (ii) Company common stock shall be valued per share using the 200-day trailing average NYSE per share closing price.

Anti-Hedging Policy

Given that the aim of ownership of Company common stock is to ensure that employees and directors of the Company have a direct personal financial stake in the Company’s performance, hedging transactions on the part of employees and directors of the Company could be contrary to that purpose. Therefore, the Company has adopted an anti-hedging policy which states that the implementation by an employee or director of the Company of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) based upon the value of Company common stock and applied to equity securities granted to such employee or director, or held, directly or indirectly, by such employee or director, is strictly prohibited.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at http://investor.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Texas 76051.

Communications Between Stockholders and Interested Parties and the Board of Directors

Stockholders and other interested persons seeking to communicate with the Board of Directors should submit any communications in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will forward such communication to the full Board of Directors or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All members of the Board of Directors are expected to attend in person the Company’s annual meeting of stockholders and be available to address questions or concerns raised by stockholders. Nine of the Company’s 11 directors attended the 2010 GameStop annual meeting of stockholders.

Director Independence

The current members of the Board of Directors who are “independent” directors under the listing standards of the NYSE are Jerome L. Davis, Steven R. Koonin, Leonard Riggio, Stephanie M. Shern, Stanley (Mickey) Steinberg, Gerald R. Szczepanski, Edward A. Volkwein and Lawrence S. Zilavy. In addition to meeting the independence standards of the NYSE, each of these directors meets the independence standards established by the SEC. The non-management directors of the Company hold regularly scheduled executive sessions without management present at least once annually and the independent directors hold at least one meeting annually with only independent directors present. The presiding director for each non-management or independent director executive session is Mrs. Shern.

Board Leadership Structure

The Board believes that at this time, the Company’s stockholders are best served by the Board’s current leadership structure. The Board structure is comprised of an Executive Chairman position that is separate from the Chief Executive Officer position, as well as ten other directors of which eight are independent, including a lead independent director who is also the Chair of the Audit Committee. Under the Board’s current structure, Mr. DeMatteo is the Executive Chairman and is also a member of management and former Chief Executive Officer of the Company. The Board believes that Mr. DeMatteo’s in-depth knowledge of the Company’s business and its challenges, as well as his experience in the video game industry as a whole, make him the best qualified person to serve as Executive Chairman. In addition, this structure facilitates better communication between management and the Board and allows Mr. DeMatteo to more effectively execute the Company’s strategic initiatives, including the implementation of the Company’s multi-channel retail strategy. The separate non-Board Chief Executive Officer position, held by J. Paul Raines, also enhances the oversight of the Company’s day-to-day operations and provides additional management expertise of the complexities of the Company’s business units, including the existing store base, international operations and the new digital initiatives. All directors play an active role in overseeing the Company’s business both at the Board and committee level. For additional oversight, the lead independent director presides over regularly scheduled meetings with the other non-management directors to discuss and evaluate the Company’s business without members of management present. This structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic direction for the Company.

Risk Oversight

Responsibility for risk oversight resides with the full Board of Directors. Committees have been established to help the Board carry out this responsibility by focusing on key areas of risk inherent in the business. The Audit Committee oversees risk associated with financial and accounting matters, including compliance with legal and regulatory requirements, related-party transactions and the Company’s financial reporting and internal control systems. The Audit Committee also oversees the Company’s internal audit function and regularly meets separately with the Company’s head of internal audit, general counsel, external auditors and other financial and executive management. The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including fixed compensation components and variable components that include mitigating factors such as a consistent structure across all business units, generally involving consolidated income components; targeted award amounts that are not significant as a percentage of revenue and holding periods or claw-back provisions. The Compensation Committee and management also regularly review the Company’s compensation policies to determine effectiveness and to assess the risk they present to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. In addition, at least annually, the Board conducts a formal business review including a risk assessment related to the Company’s existing business and new initiatives. Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific topics or actions.

Executive Officers

The following table sets forth the names and ages of our executive officers and the positions they hold:

Name	Age	Position

Daniel A. DeMatteo	63	Executive Chairman
R. Richard Fontaine	69	Chairman International
J. Paul Raines	47	Chief Executive Officer
Tony D. Bartel	47	President
Robert A. Lloyd	49	Executive Vice President and Chief Financial Officer
Michael K. Mauler	50	Executive Vice President, GameStop International

Information with respect to executive officers of the Company who are also directors is set forth in “Information Concerning the Directors and Nominees” above.

J. Paul Raines is GameStop’s Chief Executive Officer, a role he has held since June 2010. He joined GameStop as Chief Operating Officer in September 2008. Prior to joining GameStop, Mr. Raines spent eight years with The Home Depot (“Home Depot”) in various management positions in retail operations, including the Executive Vice President of U.S. Stores and President of the Southern Division. Prior to Home Depot, he spent four years in global sourcing for L.L. Bean and ten years with Kurt Salmon Associates in their consumer products group. Mr. Raines serves on the Board of Directors of Advance Auto Parts.

Tony D. Bartel is President of GameStop, a role he has held since June 2010. He served as the Executive Vice President of Merchandising and Marketing from March 2007 to June 2010. Prior to that, Mr. Bartel was the Senior Vice President of International Finance, a role he held since joining GameStop in 2005. Mr. Bartel joined GameStop from NCH Corporation where he was the Chief Administrative Officer from May 2003 to May 2005. From 1989 to May 2003, Mr. Bartel held various positions with PepsiCo and Yum! Brands, Inc., including Operational Finance, Strategic Planning, Controller and eventually Chief Financial Officer of Pizza Hut. Prior to 1989, Mr. Bartel held various positions with the public accounting firm of KPMG Peat Marwick.

Robert A. Lloyd is Executive Vice President and Chief Financial Officer, a role he has held since June 2010. He served as our Interim Chief Financial Officer from February 2010 to June 2010. Mr. Lloyd also served as our Chief Accounting Officer, a position he held from October 2005 to February 2010. Prior to that, Mr. Lloyd was the Vice President — Finance of GameStop or its predecessor companies from October 2000 and was the Controller of GameStop’s predecessor companies from December 1996 to October 2000. From May 1988 to December 1996, Mr. Lloyd held various financial management positions as Controller or Chief Financial Officer, primarily in the telecommunications industry. Prior to May 1988, Mr. Lloyd held various positions with the public accounting firm of Ernst & Young. Mr. Lloyd is a Certified Public Accountant.

Michael K. Mauler has been Executive Vice President of GameStop International since January 2010. Mr. Mauler was formerly the Company’s Senior Vice President of Supply Chain and International Support, a position he held since October 2005. Prior to that, Mr. Mauler was the Vice President of Logistics of Electronics Boutique. Mr. Mauler has also held senior management positions for Baxter Healthcare, Dade Behring and Fisher Scientific, where he led operations for 22 countries.

Our executive officers are elected by our Board of Directors on an annual basis and serve until the next annual meeting of our Board of Directors or until their successors have been duly elected and qualified.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of our Common Stock and exercisable options to purchase such stock beneficially owned on May 2, 2011 by each director and each of the executive officers named in the

Summary Compensation Table, each holder of 5% or more of our Common Stock and all of our directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or his or her family members had sole voting and investment power with respect to the identified securities. The total number of shares of our Common Stock outstanding as of May 2, 2011 was 141,272,865.

	Shares Beneficially
	Owned
Name	Number(1)%

BlackRock, Inc.	15,349,635	(2)	10.9
40 East 52nd Street New York, NY 10022
FMR LLC	10,232,762	(3)	7.2
82 Devonshire Street Boston, MA 02109
RS Investment Management Co. LLC	8,705,904	(4)	6.2
388 Market Street, Suite 1700 San Francisco, CA 94111
UBS Global Asset Management Americas Inc	8,661,700	(5)	6.1
One North Wacker Drive Chicago, IL 60606
Daniel A. DeMatteo	814,748	(6)	*
R. Richard Fontaine	1,034,538	(7)	*
J. Paul Raines	236,457	(8)	*
Tony D. Bartel	319,655	(9)	*
Robert A. Lloyd	127,949	(10)	*
Jerome L. Davis	40,790	(11)	*
Steven R. Koonin	15,180	(11)	*
Leonard Riggio	1,679,632	(12)	1.2
Michael N. Rosen	102,500	(13)	*
Stephanie M. Shern	63,704	(13)	*
Stanley (Mickey) Steinberg	48,100	(11)	*
Gerald R. Szczepanski	152,900	(14)	*
Edward A. Volkwein	72,500	(15)	*
Lawrence S. Zilavy	34,500	(11)	*
All directors and executive officers as a group (15 persons)	4,834,684	(16)	3.4

*	Less than 1.0%

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after May 2, 2011 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

(2)	Information compiled from Schedule 13G filed with the SEC on January 10, 2011.

(3)	Information compiled from Schedule 13G filed with the SEC on February 14, 2011.

(4)	Information compiled from Schedule 13G filed with the SEC on February 9, 2011.

(5)	Information compiled from Schedule 13G filed with the SEC on February 4, 2011.

(6)	Of these shares, 400,000 are issuable upon exercise of stock options and 134,000 are restricted shares.

(7)	Of these shares, 852,000 are issuable upon exercise of stock options and 92,060 are restricted shares.

(8)	Of these shares, 144,000 are restricted shares.

(9)	Of these shares, 165,000 are issuable upon exercise of stock options and 80,000 are restricted shares.

(10)	Of these shares, 42,000 are issuable upon exercise of stock options and 63,200 are restricted shares.

(11)	Of these shares, 9,180 are restricted shares.

(12)	Of these shares, 48,000 are issuable upon exercise of stock options and 9,180 are restricted shares. As co-trustee of The Riggio Foundation, a charitable trust, Mr. Riggio is the indirect beneficial owner of 1,615,972 shares owned by The Riggio Foundation. Excluded from his shares are 605,424 shares held in a rabbi trust established by Barnes & Noble for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement, but over which Mr. Riggio has no voting power.

(13)	Of these shares, 48,000 are issuable upon exercise of stock options and 9,180 are restricted shares.

(14)	Of these shares, 90,000 are issuable upon exercise of stock options and 9,180 are restricted shares.

(15)	Of these shares, 48,000 are issuable upon exercise of stock options and 9,180 are restricted shares. Of the remaining shares, 1,000 shares are owned by Mr. Volkwein’s spouse, and 500 shares each are owned by Mr. Volkwein’s two children.

(16)	Of these shares, 1,779,000 are issuable upon exercise of stock options and 633,280 are restricted shares.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Gerald R. Szczepanski (Chair), Stephanie M. Shern and Edward A. Volkwein, none of whom has ever been an employee of the Company. No member of the committee had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee believes that the Company’s directors and senior executives should be compensated commensurate with their success in maintaining the growth, cash flow and high level of performance necessary for GameStop to produce ongoing and sustained value for our stockholders. The Company’s strategic initiatives are critical to providing ongoing and sustained value as they are intended to transition the Company into a multi-channel retailer and result in revenue and market share growth in the short-term, while also driving earnings growth and opportunities in emerging markets, including digital gaming, in the future. The Compensation Committee will continue to develop and recommend compensation programs to support these critical objectives. The Board of Directors will continue to have sole approval rights over the Compensation Committee’s recommendations.

Recent Results

The Company had a very strong year in fiscal 2010, with significant improvement in operating results over the fiscal year ended January 30, 2010 (“fiscal 2009”) and with substantial progress on the Company’s strategic initiatives to develop into a multi-channel retailer. During fiscal 2010, the Company completed the following initiatives:

•	Launched PowerUp Rewards, a new loyalty program throughout the U.S. and enrolled over six million members.

•	Developed the technology to sell digitally distributed add-on content from both Sony and Microsoft and launched the sale of add-on downloadable content in all U.S. stores.

•	Completed the acquisition of Kongregate, Inc., an online gaming site with over 30,000 free-to-play games and over 13 million unique visitors per month.

Since the end of fiscal 2010, the Company completed the acquisitions of Spawn Labs, Inc. and Impulse, Inc., which both provide further avenues of digital distribution of video games and ultimately digital revenue streams for the Company. In addition, the Company began selling downloadable content in stores in France.

For fiscal 2010, the Company increased revenues by 4.4% and operating earnings by 4.0%, and grew net income by 8.1% and earnings per share by 17.8%. The Company’s share price increased from $19.77 at the close of the last trading day of fiscal 2009 to $20.98 at the close of the last trading day of fiscal 2010, an increase of 6.1%. During fiscal 2010, the Company repurchased $381 million in shares of its common stock and retired $200 million of debt.

The Company achieved 97% of the targeted operating earnings for fiscal 2010 and as a result the Compensation Committee and the Board authorized payment of only 75% of the targeted short-term incentive award for named executive officers and all other bonus eligible employees. While management was pleased with the operating results and growth for the year, the original target was not met and, under the terms of the Supplemental Compensation Plan, management was therefore not entitled to full performance-based compensation. J. Paul Raines, the Company’s Chief Executive Officer, was named to his role in June 2010. Mr. Raines’ cash bonus was subject to the 75% payout and was also pro-rated for the portion of the year during which he was Chief Executive Officer.

Recent Events

Following passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), management and the Compensation Committee of the Board undertook a review of the Company’s executive compensation and governance practices to identify where changes were warranted to align with stockholders’ interests. The following changes were made as a result of this review:

•	Implemented a performance-based long-term incentive program for named executive officers such that at least 50% of overall compensation is now performance-based,

•	Amended executive employment agreements to eliminate single trigger change-in-control provisions and automatic renewal provisions,

•	Changed director elections from plurality vote to majority vote,

•	Adopted a claw-back policy to recover improperly paid performance-based compensation in the event of fraud or restatement of financial results,

•	Adopted an anti-hedging policy to prohibit employees and directors from hedging against decreases in the Company’s stock price, and

•	Adopted an executive stock ownership policy requiring senior executives and directors to hold between three and five times annual salaries or cash retainers in market value of the Company’s stock.

In addition, the Company adopted the 2011 Incentive Plan, subject to stockholder approval at the Meeting, with stockholder-favorable provisions, including a requirement for stockholder approval to re-price stock options and setting minimum three-year vesting periods for time-based awards.

General

The Company’s executive officer compensation program is administered by the Compensation Committee of the Board of Directors. The program is based upon the following guiding principles:

1. Total compensation provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value, while avoiding the encouragement of unnecessary or excessive risk-taking.

3. Compensation awards should be based on the fundamental principle of aligning the long-term interests of GameStop’s employees with those of GameStop’s stockholders. Therefore, a meaningful portion of most management employees’ compensation will be in the form of long-term equity compensation. All of the short-

term incentives, in the form of annual cash bonuses, and a large portion of equity compensation for named executive officers are tied to performance measures, and may include situational bonuses, as appropriate, in recognition of meeting unique, time-sensitive performance challenges that may arise.

4. The overall value of the incentive and total compensation opportunities will be designed to be consistent with the level of the Company’s operational performance over time and the level of returns provided to stockholders.

The compensation program is designed to reward the executive officers for the dedication of their time, efforts, skills and business experience to the business of the Company. The compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through salary and annual bonus and is measured by the Company’s operating earnings and growth, among other factors. Long-term performance is rewarded through restricted stock and cash awards, some of which are subject to performance measures tied to earnings.

The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including fixed compensation components and variable components that include mitigating factors such as a consistent structure across all business units, generally involving consolidated income components; targeted award amounts that are not significant as a percentage of revenue and holding periods or claw-back provisions. The Compensation Committee and management also regularly review the Company’s compensation policies to determine effectiveness and to assess the risk they present to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Role of Compensation Consultants

The Compensation Committee believes that an independent compensation consultant can play an essential role in the process of impartial compensation evaluation and such consultants can and should provide independent recommendations and points of view to assist the Compensation Committee in developing effective recommendations and evaluating the Company’s pay practices. Therefore, when appropriate, the Compensation Committee will utilize an independent compensation consultant who will report to and take direction from the Compensation Committee. The consultant’s research and viewpoints then provide one of several necessary data points that will be used to determine the Compensation Committee’s specific compensation recommendations to the Board of Directors.

In fiscal 2010, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to review the compensation programs in place for the Company’s executive officers. Pay Governance was formed during 2010 by executive compensation experts formerly with Towers Watson in order to be able to provide independent executive compensation consulting services to compensation committees of public companies. The Company had not previously retained Pay Governance for any other services. Pay Governance was engaged to perform the following on behalf of the Compensation Committee:

•	Review the Company’s existing executive compensation practices,

•	Assist in the evaluation of the Company’s historical peer group and make recommendations for potential changes,

•	Assist the Company in the design of long-term incentive strategies, including performance-based incentives,

•	Evaluate each key element of the existing compensation program and the total compensation program relative to the Company’s peers, and

•	Assist the Company in the development of the 2011 Incentive Plan.

Pay Governance was specifically engaged to complete the review of the executive compensation program for the Company’s Executive Chairman, Chief Executive Officer, President, Executive Vice President and Chief Financial Officer, and Executive Vice President of GameStop International.

Significant research and effort was devoted by Pay Governance to establishing the Company’s peer group for the fiscal year ending January 28, 2012 (“fiscal 2011”). The peer group used to benchmark compensation was recommended by Pay Governance and established by the Compensation Committee from the population of all other specialty retailers in the Standard & Poor’s 500 (the “S&P 500”). The Compensation Committee established this peer group after consideration of each potential peer’s revenue size, number of stores, number of employees, international scope, retail square footage, market value and a number of related measures. One of the considerations of the Compensation Committee was the non-subjective nature of using all of the companies in the S&P 500 specialty retail group as opposed to selecting specific companies to form a peer group. The S&P 500 specialty retail peer group of companies includes Abercrombie & Fitch, AutoNation, AutoZone, Bed Bath & Beyond, Best Buy, CarMax, Gap, Home Depot, Limited Brands, Lowes, O’Reilly Automotive, Office Depot, RadioShack, Ross Stores, Staples, Tiffany & Co., TJX Companies and Urban Outfitters.

In performing its assessment of the Company’s executive compensation packages versus those of the peer group, Pay Governance considered proxy data for fiscal 2010 for the peer group. Positions within the Company for each of the executives were matched to the peer group based upon title and survey data. Elements of compensation which were analyzed included base salary, annual incentive bonus, targeted total annual cash compensation, long-term incentives and total compensation (cash and long-term incentives). The key elements of compensation were analyzed against the peer group both independently and collectively in order to determine in which percentile of the peer group the Company’s executive officers fell. The purpose of this engagement was to determine whether the Company’s total compensation plan and allocation of compensation between base salary, annual bonus and long-term incentives (primarily stock-based) were reasonable considering the Company’s peers and to determine whether the elements of the Company’s compensation program which were based on performance measures were reasonable considering the Company’s peers.

Cash compensation for each named executive officer, consisting of base salary and annual bonus, and total compensation, including the value of long-term awards, were each targeted to rank between the 50th and the 75th percentile of the peer group based upon the assessment mentioned above.

Base salaries for the surveyed executive positions in fiscal 2010 averaged at the 37th percentile of the peer group. Annual bonuses for the surveyed executive positions in fiscal 2010 averaged at the 64th percentile for the peer group. Total annual cash compensation for the surveyed executive positions averaged at approximately the 54th percentile of the peer group. Average long-term incentive compensation compared at the 49th percentile of the peer group, and average total compensation matched the 44th percentile of the peer group.

The Compensation Committee made adjustments to compensation, bonus and awards for fiscal 2011 in order to balance the individual elements of compensation, where possible, and the total compensation in line with the targets. The changes made by the Compensation Committee to fiscal 2011 compensation for the surveyed positions were to increase the base salary of J. Paul Raines, Chief Executive Officer, by 3% to $1,030,000 and to change Mr. Raines’ long-term incentive grant to a value of $4,000,000; to change the base salary of Tony D. Bartel, President, by 3.3% to $775,000; to change the base salary of Robert A. Lloyd, Executive Vice President and Chief Financial Officer, by 10% to $550,000 and to change the base salary of Michael K. Mauler, Executive Vice President, GameStop International, by 12.5% to $450,000.

Following these changes, base salaries for the surveyed executive positions averaged at the 43rd percentile of the peer group. Annual bonuses for the surveyed executive positions in fiscal 2010 averaged at the 70th percentile for the peer group. Total annual cash compensation for the surveyed executive positions averaged at approximately the 59th percentile of the peer group. Average long-term incentive compensation compared at the 50th percentile of the peer group, and average total compensation matched the 45th percentile of the peer group. Although some of the compensation components fall outside of the targeted range, the Compensation Committee considers the compensation to be reasonable based on the length of service each executive has in their position, opportunity for growth and other factors. None of the named executive officers had total compensation in excess of the 65th percentile of the comparable position within the peer group.

Research by Pay Governance indicates that executive compensation tied to performance measures makes up approximately 55% to 65% of the total executive compensation package within the peer group. The Company has historically had 33% or less of executive compensation tied to performance measures. Both management and the

Compensation Committee sought to increase the percentage of overall compensation tied to performance to better align compensation with the interests of stockholders. Accordingly, the Compensation Committee targeted that between 50% to 67% of each of the Company’s named executive officer’s total compensation should be tied to performance measures. Following the changes made by the Compensation Committee for fiscal 2011, 50% of the total compensation package for Messrs. Bartel, Lloyd and Mauler, 57% of Mr. Raines’ total compensation package and 59% of Mr. DeMatteo’s total compensation package are tied to performance measures.

Key Elements of Compensation

The Company has entered into employment agreements with its Chief Executive Officer, Executive Chairman, President, Executive Vice President and Chief Financial Officer and Executive Vice President of GameStop International. These employment contracts cover the key elements of the Company’s executive compensation package, which consist of base salary, annual bonus and stock options or restricted stock, and cover severance and termination benefits. The Company also has an employment agreement with its Chairman International. These employment agreements and the Company’s policies with respect to each of the key elements of its executive compensation package are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company’s Executive Chairman and Chief Executive Officer and after considering recommendations and research of the independent compensation consultant when such research has been performed. The Compensation Committee makes recommendations to the Board of Directors, which ultimately approves the executive compensation package for each year.

Base Salaries

A named executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies of comparable size, growth and operations.

The Compensation Committee met on February 1, 2011 to establish the base salaries for fiscal 2011 for Messrs. DeMatteo, Raines, Bartel and Lloyd. In setting the base salaries of these executive officers for fiscal 2011, the Compensation Committee considered the recommendations received from Pay Governance following its research, the results of the benchmarking against the peer group, the Company’s growth and significant expansion into digital businesses in fiscal 2010 and projections for fiscal 2011. The Compensation Committee also considered the recommendations of Mr. DeMatteo in setting the base salaries for Messrs. Raines, Bartel and Lloyd. The base salary for Mr. Fontaine is set at $600,000 according to the terms of his employment agreement.

The Board of Directors set salaries for fiscal 2011 for the named executive officers as follows:

Executive Officer	Base Salary

Daniel A. DeMatteo	$1,250,000
J. Paul Raines	$1,030,000
Tony D. Bartel	$775,000
Robert A. Lloyd	$550,000

Annual Bonuses

In addition to a base salary, each named executive officer is eligible for a performance-based annual cash bonus. The Company has chosen to include performance-based annual bonuses as an element in the current compensation plan as they are an accepted and expected part of most compensation plans for executives and serve to motivate individual and team performance in attaining business objectives and maximizing stockholder value.

Bonuses for the named executive officers of the Company are based upon the criteria used in, and are calculated in accordance with, the Supplemental Compensation Plan. Messrs. DeMatteo, Raines, Bartel, Lloyd and Mauler are the executive officers of the Company currently participating in the Supplemental Compensation Plan.

The Supplemental Compensation Plan provides that participating executive officers are entitled to a cash bonus in an amount equal to a percentage of their base salary which is pre-determined for each participating executive officer by the Compensation Committee, with input from the Executive Chairman and Chief Executive Officer, for each fiscal year. The purpose of the Supplemental Compensation Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to attract and retain management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional service.

The bonus amount is calculated after each fiscal year in accordance with a sliding scale formula based on the extent to which a pre-established performance target is attained. In general, not later than 60 days after the start of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a performance target for each participating executive officer (the “Target”). Targets are typically based on budgeted operating earnings for the fiscal year. Operating earnings are generally budgeted each year based on the actual operating earnings achieved during the previous year in order to challenge the executive officers of the Company to increase revenues, control costs and find operating efficiencies and to demonstrate earnings growth. Consideration may be given in any given year to the impact on operating earnings that investments the Company may make in its strategic initiatives in order to better prepare the Company for its long-term future. Because the Target contains revenue and gross profit projections that are higher than the results attained in the previous year and because the Target is established in the first 60 days of the year, the attainment of the Target is substantially uncertain at the time the Target is established. The establishment of the Target as a measure of operating earnings for the executive officers who participate in the Supplemental Compensation Plan considers the importance of their individual roles in the overall performance and results of the Company. Individual objectives and performance are considered in the establishment of the individual pre-determined percentage of base salary for which each of the executive officers is eligible (as discussed further below). Stock price performance has not been a factor in determining Targets because the price of the Company’s stock is subject to a variety of factors outside of the Company’s control.

Each participating executive officer is entitled to receive a cash bonus in the amount of their pre-determined percentage of base salary (the “Target Bonus”) as follows:

Then the Percentage of the
If the Fiscal Year Results were:	Target Bonus Received is:

Less than 85% of Target	None
85% or more but less than 90% of Target	50%
90% or more but less than 100% of Target	75%
100% or more but less than 110% of Target	100%
110% or more but less than 125% of Target	110%
125% or more of Target	125%

The use of the scale detailed above ties the payment of short-term incentives to performance and subjects the participating executive officers to a substantial risk of non-payment if the performance targets are not achieved.

The Supplemental Compensation Plan limits the maximum cash bonus payable to any participating executive officer to $3,500,000 with respect to any fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained. Under the terms of the Supplemental Compensation Plan, the Compensation Committee has no authority to increase the amount of a bonus that would be due upon the attainment of the Target.

Fiscal 2009 Bonuses

The Compensation Committee determined that the Company had not met the threshold performance goal with respect to operating earnings for fiscal 2009 and none of the individual targets were paid to any fiscal 2009 named executive officer.

Fiscal 2010 Bonuses

Target Bonuses for fiscal 2010 for the executive officers listed in the Summary Compensation Table below were as follows:

Percentage of
Executive Officer	Base Salary

Daniel A. DeMatteo	200%
R. Richard Fontaine	200%
J. Paul Raines	200%
Tony D. Bartel	100%
Robert A. Lloyd	100%

The Compensation Committee determined that the Company had met 97% of the threshold performance goal, which was operating earnings of $681,000,000 for fiscal 2010, and therefore 75% of the individual target was paid to each of the named executive officers listed in the Summary Compensation Table. The following bonuses were paid for fiscal 2010:

Bonus
Executive Officer	Amount

Daniel A. DeMatteo	$1,875,000
R. Richard Fontaine	$1,800,000
J. Paul Raines	$1,250,000
Tony D. Bartel	$562,500
Robert A. Lloyd	$312,500

The bonuses for Messrs. Raines and Lloyd were prorated to reflect that Mr. Raines was promoted to the role of Chief Executive Officer and Mr. Lloyd was promoted into the role of Executive Vice President and Chief Financial Officer in June 2010.

Fiscal 2011 Bonus Targets

Target Bonuses for fiscal 2011 for the named executive officers are as follows:

Percentage of
Executive Officer	Base Salary

Daniel A. DeMatteo	200%
J. Paul Raines	200%
Tony D. Bartel	100%
Robert A. Lloyd	100%

Under the terms of his employment agreement, Mr. Fontaine, Chairman International, is not entitled to a bonus for fiscal 2011.

Discretionary Awards

From time to time the Compensation Committee may approve discretionary awards for executive officers and other employees in recognition of efforts that are beyond the normal requirements of their assigned duties. No such bonuses were paid in fiscal 2008, fiscal 2009 or fiscal 2010.

Long-term Incentive Awards

The Company chooses to grant long-term incentive awards, currently in the form of restricted stock and cash bonuses, to align the interests of the executive officers with the interests of the Company’s stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. Grants of long-term awards are made to executive officers, members of the Board of Directors and all other eligible full-time employees. Fifty percent of the grants made to named executive officers beginning in February 2011 are tied to performance measures.

The equity component of long-term incentive awards made through February 2011 has been made under the provisions of the Company’s 2001 Incentive Plan, which provides for the grant of options to purchase shares of the Company’s Common Stock, the grant of share appreciation rights, the grant of Stock Purchase Awards and the grant of Restricted Share Awards, subject to limitation. Executive officers and directors of the Company are not eligible to receive grants of Stock Purchase Awards because of the provisions within those awards of a loan to the grantee to purchase the shares. To date, only options and restricted shares have been granted under the 2001 Incentive Plan.

Role of Compensation Committee in Grants.  The Compensation Committee of the Board of Directors has the responsibility to recommend long-term incentive awards and administer the 2001 Incentive Plan and is therefore responsible for authorizing all grants under that plan. Since February 2007, the Compensation Committee has granted restricted stock awards, rather than stock options, to the Company’s executives and non-employee members of the Board. In determining annual restricted stock grants to executive officers, the Compensation Committee, along with executive management, bases its decision on the individual’s performance and potential to improve stockholder value. Some factors used in determining the number of shares granted to the named executive officers include the financial performance of the Company over the preceding fiscal year, the historical amount of shares granted to each named executive officer, the current share price which affects the overall value of the grant, the amount of shares available to be granted under our 2001 Incentive Plan and the results of reviews, surveys or other information from compensation consultants, if any.

The Compensation Committee also considers the recommendations of the Executive Chairman and the Chief Executive Officer in granting awards to executive officers and employees other than the Executive Chairman and the Chief Executive Officer. The Compensation Committee relies upon the Chief Financial Officer for the day-to-day administration and recordkeeping of the 2001 Incentive Plan.

Role of Executive Officers in Grants.  The Executive Chairman and the Chief Executive Officer are responsible for recommending the grant of long-term awards to all executive officers and all other eligible full-time employees other than themselves. The Executive Chairman is responsible for recommending the grant of long-term awards to the Chief Executive Officer. The Chief Financial Officer assists the Executive Chairman and the Chief Executive Officer in this process by preparing a list of eligible employees and recommended awards for all eligible employees other than Chief Financial Officer. Consideration is given to each individual’s employment standing and those employees subject to possible termination are not deemed to be eligible. Recommended amounts are based on previous grants, individual performance and responsibilities and the individual’s contributions toward increasing stockholder value. As mentioned above, the Chief Financial Officer is also responsible, under the direction of the Compensation Committee, for the day-to-day administration of the outstanding awards and the related recordkeeping.

Timing of Grants.  Awards have historically been granted to executive officers and eligible full-time employees once per year. The Compensation Committee has typically met annually within the first 15 days after the start of the new fiscal year to approve the annual grant of long-term incentive awards. The Compensation Committee meets on the same date as the regularly scheduled meeting of the Board of Directors for the first quarter. The date of these Compensation Committee and Board of Directors meetings is set by the fourth quarter of the previous fiscal year. The Board of Directors and the Compensation Committee formalized the historical practice in a policy whereby the annual awards to directors, executive officers and eligible full-time employees will be approved at the first quarter’s meeting of the Compensation Committee. Grants also occasionally occur to newly hired or promoted executives. When a grant is made for a newly hired or promoted executive, it is approved by the Compensation Committee with a grant date of the date on which the executive starts his or her employment or assumes his or her new role with the Company. During fiscal 2010, Mr. Lloyd received a grant of 35,000 shares of restricted stock and a matching grant of $21.86 per share in cash on the effective date of his promotion to Executive Vice President and Chief Financial Officer on June 2, 2010. This award is scheduled to vest in equal annual installments over three years from the date of grant.

There is no effort to time the meeting and the related approval of awards with the release of material non-public information. The Board of Directors and the Compensation Committee typically hold their first quarter meetings in early February. There are typically no releases of material non-public information by the Company until the latter half of March when the announcement of the earnings for the previous fiscal year is completed. The timing of grants for newly hired or promoted executives is not timed in coordination with the release of material non-public information. The Company does not grant awards based on the pending release of material non-public information and the Company does not release material non-public information for the purpose of affecting the value of executive compensation.

Pricing of Grants.  Under the terms of the 2001 Incentive Plan, stock options are granted with an exercise price equal to the average of the high and low prices of the Company’s Common Stock reported on the NYSE for the trading day prior to the approval of the grant by the Compensation Committee.

Cash Bonus Related to Vesting of Restricted Share Grants.  As a result of discussions between management and the Compensation Committee, beginning in February 2009, the Compensation Committee began recommending to the Board and the Board began approving grants of restricted shares to executive officers coupled with matching cash bonus grants. The purpose of the matching cash bonus was to preserve the pool of shares available for grant under the 2001 Incentive Plan and to use the cash bonus to satisfy any applicable withholding taxes due to the Company from the recipient with respect to the related restricted share vesting and eliminate the need for recipients to sell shares upon vest to cover withholding taxes. The net amount of such bonus, after deduction of applicable withholding taxes relating to the cash bonus and the related restricted share vesting, if any, is to be paid by the Company to the recipient in cash within one month following the date such restricted shares vest. The cash bonus award is payable only if and to the extent the related restricted share awards vest. In February 2009 and February 2010, the cash bonus awards per share were $26.00 and $20.00 per share, respectively, and were derived from the approximate average of the high and low price of the Company’s common stock the day before the grant.

2010 Grants.  The Compensation Committee met on February 4, 2010 and granted restricted stock and related cash bonuses for fiscal 2010 based on performance in fiscal 2009 to the named executive officers and other eligible employees. The named executive officers were granted restricted stock and cash bonuses as follows:

	Shares of Restricted	Value of Restricted	Cash	Total
Executive Officer	Stock Awarded	Stock Awarded	Bonus Award	Award Value

Daniel A. DeMatteo	90,000	$1,828,800	$1,800,000	$3,628,800
R. Richard Fontaine	90,000	$1,828,800	$1,800,000	$3,628,800
J. Paul Raines	81,000	$1,645,920	$1,620,000	$3,265,920
Tony D. Bartel	60,000	$1,219,200	$1,200,000	$2,419,200
Catherine R. Smith	51,000	$1,036,320	$1,020,000	$2,056,320
Robert A. Lloyd	7,200	$146,304	$144,000	$290,304

In addition, each non-employee member of the Board of Directors was awarded a restricted stock grant of 6,120 shares with a cash bonus award of $20 per share. Each of the above-referenced grants vests in equal annual installments over three years.

Catherine R. Smith resigned as the Company’s Executive Vice President and Chief Financial Officer in February 2010 and her award was forfeited. In June 2010, upon being named Executive Vice President and Chief Financial Officer, Mr. Lloyd received a grant of 35,000 shares of restricted stock and a matching cash bonus award of $21.86 per share. This award is scheduled to vest in equal annual installments over three years from the date of grant.

2011 Grants.  The Board met on February 2, 2011 and granted, in accordance with the recommendation of the Compensation Committee, restricted stock and related cash bonuses for fiscal 2011 based on performance in fiscal

2010 to the named executive officers and other eligible employees. The named executive officers were granted restricted stock and cash bonuses as follows:

	Shares of Restricted	Value of Restricted	Cash	Total
Executive Officer	Stock Awarded	Stock Awarded	Bonus Award	Award Value

Daniel A. DeMatteo	45,000	$938,250	$2,700,000	$3,638,250
J. Paul Raines	50,000	$1,042,500	$3,000,000	$4,042,500
Tony D. Bartel	30,000	$625,500	$1,800,000	$2,425,500
Robert A. Lloyd	21,000	$437,850	$1,260,000	$1,697,850

The grant of restricted stock awards to the named executive officers above and other recipients of the restricted share grant were approximately half of the number of shares granted in February 2010 due to the limited number of shares available under the 2001 Incentive Plan. In order to grant each recipient a long-term award with an overall value similar to the grant in February 2010, the Board approved cash bonuses to Messrs. DeMatteo, Raines, Bartel, Lloyd and Mauler, as well as other recipients of the restricted share grant described above in an amount equal to $60.00 per restricted share granted, payable only if and to the extent such restricted share vests. Increasing the amount of the cash bonus to each individual offset the decline in value of the restricted share grant. The overall value of the long-term incentive awards to the named executive officers compared to the 50th percentile of the Company’s peer group. The Company does not anticipate that this ratio of cash bonus granted to restricted share value granted will recur in future annual grants.

Fifty percent of each of the above long-term awards made to named executive officers is tied to achievement of performance measures. The performance target for each recipient is net earnings per share for fiscal 2011 and the establishment of the target reflects growth in earnings per share from the fiscal 2010 results. Each participating executive officer is entitled to receive the target awards as follows:

Then the Percentage of the
If the Fiscal Year Results were:	Target Award Received is:

Less than 85% of Target	None
85% or more but less than 90% of Target	Scaled between 50% and 70%
90% or more but less than 100% of Target	Scaled between 75% and 97.5%
100% or more to 125% of Target	Scaled between 100% and 125%
125% or more of Target	125%

The portion of the overall award earned based on fiscal 2011 earnings per share will be measured after the completion of fiscal 2011, but the amount earned will be vested in equal annual installments over three years from the date of grant.

In addition, each non-employee member of the Board of Directors, including R. Richard Fontaine, Chairman International, was awarded a restricted stock grant of 3,060 shares and a cash bonus grant of $183,600. Each of the above-referenced grants vests in equal annual installments over three years.

Severance/Change in Control Benefits

Each of Messrs. DeMatteo, Fontaine, Raines, Bartel and Lloyd has employment agreements as described in “Employment Agreements” below. Pursuant to these agreements, each executive’s employment may be terminated upon death or disability by GameStop with or without cause (as defined) or by the executive within twelve months of a good reason event. If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment.

A good reason event is defined as a material diminution in the executive’s compensation, authority, duties or responsibilities, or a relocation of at least 50 miles. Prior to February 9, 2011, among other things, the employment agreements included a severance arrangement if the executive’s employment was terminated by GameStop without cause, by the executive by the “CIC Termination Date” (as defined) following a change in control (as defined) or by the executive for good reason, which provided each executive with his base salary through the term of the agreement, plus the average of the last three annual bonuses, with a one year minimum, plus the continuation of medical benefits for up to 18 months. Each of the employment agreements was amended on February 9, 2011 and the change in control provisions providing for payment of salary, bonuses and medical benefits were removed.

The triggering events which would result in the payment of the severance amounts described above were selected because they provide employees with a guaranteed level of financial protection upon loss of employment and were considered competitive with severance provisions being offered at that time. The change in control provisions were removed as such provisions are no longer viewed as a favorable pay practice.

The estimated minimum payments upon termination for each of the named executive officers are detailed in the table of Potential Payments upon Change in Control or Termination below. Severance payments due to a named executive officer may be due either in installments or in a lump sum, to be negotiated between the Company and the executive.

Employment Agreements

GameStop has entered into employment agreements with Messrs. DeMatteo, Fontaine, Raines, Bartel, Lloyd and Mauler. The terms of the employment agreements with Messrs. DeMatteo and Fontaine commenced on April 11, 2005 and were renewed in April 2010 with expiration dates of March 3, 2013. The term of the employment agreement for Mr. Raines commenced on September 7, 2008. The term of the employment agreement for Mr. Bartel commenced on October 24, 2008. The term of the employment agreement for Mr. Lloyd commenced on June 2, 2010 and continues for a period of three years thereafter. The term of the employment agreement for Mr. Mauler commenced on June 2, 2010 and continues for a period of three years thereafter. Each of these employment agreements contained provisions for automatic renewals for one-year periods, however, these provisions were removed when the agreements were amended on February 9, 2011.

Each executive shall be entitled to all benefits afforded to key management personnel or as determined by the Board of Directors of GameStop, including, but not limited to, restricted stock and stock option benefits, insurance programs, pension plans, vacation, sick leave, expense accounts and retirement benefits. Each executive is also restricted from competing with GameStop for the later of the expiration of the term of the agreement or at least two years after termination of employment, unless the contract is terminated by GameStop without cause (as defined) or by the executive for good reason (as defined).

Pursuant to Mr. Raines’ employment agreement, he received a $1,000,000 cash signing bonus upon commencing his employment with the Company in September 2008. The signing bonus shall be considered earned over the original three-year term of his employment contract. Accordingly, in the event Mr. Raines’ employment with the Company is terminated prior to September 7, 2011 for cause or by Mr. Raines without good reason, then he will repay the Company the unearned portion of the signing bonus.

On April 5, 2010, the Company entered into amendments to the employment agreements for Messrs. Fontaine and DeMatteo. The amendment to Mr. Fontaine’s agreement provided that Mr. Fontaine would continue as Executive Chairman of the Company until March 26, 2011 at his current annual salary of $1,200,000. Effective March 27, 2011 through March 3, 2013, Mr. Fontaine would become Chairman International of the Company at an annual salary of $600,000. Mr. Fontaine’s employment will cease effective March 3, 2013. The amendment to Mr. DeMatteo’s employment agreement provided that the term of his employment shall continue through March 3, 2013 with a minimum annual salary of $1,250,000.

On June 2, 2010, the Company entered into amendments to the employment agreements for Messrs. DeMatteo, Fontaine, Raines and Bartel. The amendment to Mr. DeMatteo’s employment agreement provides that he would immediately assume the role of Executive Chairman with all other terms of the amendment to his employment agreement of April 5, 2010 still in effect. The amendment to Mr. Fontaine’s agreement provided that Mr. Fontaine would immediately assume the role of Chairman International of the Company with all other terms of the amendment to his employment agreement of April 5, 2010 still in effect. The amendment to Mr. Raines’ employment agreement provides that he would immediately assume the role of Chief Executive Officer with a minimum annual salary of $1,000,000 and the term of his employment shall continue from the date of the amendment for a period of three years. The amendment to Mr. Bartel’s employment agreement provides that he would immediately assume the role of President with a minimum annual salary of $750,000 and the term of his employment shall continue from the date of the amendment for a period of three years.

On February 9, 2011, the Company entered into amendments to the employment agreements for Messrs. DeMatteo, Raines, Bartel, Lloyd and Mauler. The amendments to each of these contracts removed the change in control provisions and the automatic renewal provisions that were in the original employment agreements. On the same date, the Company entered into an amendment to the employment agreement of Mr. Fontaine to remove the change in control provision that was in his original employment agreement. Mr. Fontaine’s employment agreement (as amended) did not contain an automatic renewal provision.

GameStop entered into an employment agreement with Ms. Smith when she was hired in August 2009 as the Company’s Chief Financial Officer. The term of the employment agreement for Ms. Smith commenced on August 24, 2009 and was to continue for a period of three years thereafter. Pursuant to Ms. Smith’s employment agreement, she received a $250,000 cash signing bonus upon commencing her employment with the Company. The signing bonus was considered earned upon commencing employment. All restricted stock and any related cash bonuses awarded to Ms. Smith were forfeited when she resigned from the Company in February 2010.

For a description of change in control and severance benefits included in the employment agreements, see “Severance/Change in Control Benefits” above.

Other Considerations

Relationship Among the Different Components of Compensation

In order to ensure that the named executive officers are held accountable for the Company’s performance and changes in stockholder value, management and the Compensation Committee generally allocate total compensation such that the portion of compensation attributable to fixed elements, such as salary and benefits, decreases with increasingly higher levels of responsibility, and the portion attributable to variable, performance-based elements increases. The portions of the total compensation for Messrs. DeMatteo, Raines, Bartel, Lloyd and Mauler that are attributable to performance-based measures are 58%, 57%, 50%, 50% and 50%, respectively.

Stock Ownership

Effective February 2, 2011, the Company adopted a stock ownership policy which requires its named executive officers and directors to be stockholders in the Company. The Compensation Committee believes that ownership of stock of the Company that is material to the income of the individuals involved is sufficient to provide the required incentive to such officers and directors and align their interests with the interests of the Company’s stockholders. For a description of the stock ownership policy, see “Equity Ownership Policy” above.

Recovery of Awards

Effective February 2, 2011, the Company adopted a formal claw-back policy to recover past compensation awards from executive officers in the event of fraud or a restatement. For a description of the claw-back policy, see “Claw-back Policy” above. The Company has not historically had any restatements or adjustments of this nature.

Anti-Hedging

Effective February 2, 2011, the Company adopted a formal anti-hedging policy prohibiting its employees and directors from entering into any form of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments to protect against a loss in value of the Company’s stock. For a description of the anti-hedging policy, see “Anti-Hedging Policy” above.

Retirement Benefits

Each of the Company’s executive officers is entitled to participate in the Company’s defined contribution 401(k) plan on the same basis as all other eligible employees. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue

Service (“IRS”), the contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($16,500 for 2010). Our executive officers are subject to these limitations and therefore the Company does not consider its retirement benefits to be a material portion of the compensation program for our executive officers.

Perquisites

The Company does not have a formal program providing perquisites to its executive officers. Messrs. DeMatteo, Fontaine, Raines, Bartel, Lloyd and Mauler are eligible to use the Company plane for personal use. Messrs. DeMatteo and Fontaine occasionally use the plane for personal use and reimburse the Company for costs in accordance with IRS guidelines. Amounts disclosed in the “All Other Compensation” column of the Summary Compensation Table for the personal use of the Company plane represent actual incremental costs to operate the plane in excess of the amounts reimbursed in accordance with IRS guidelines. In fiscal 2010, these amounts totaled $36,143 and $10,287 for Messrs. DeMatteo and Fontaine, respectively. In fiscal 2009, these amounts totaled $42,456 and $20,104 for Messrs. DeMatteo and Fontaine, respectively.

In addition, under the terms of his employment contract, Mr. Raines received $29,242 in fiscal 2009 for reimbursement of relocation costs which were calculated using the actual costs incurred. The relocation costs are included in the Summary Compensation Table under the “All Other Compensation” column. Mr. Raines was hired by the Company in September 2008 and relocated to be close to the Company’s headquarters in Grapevine, Texas.

None of the named executive officers receives any other compensation or benefits which would be defined as perquisites.

Tax and Accounting Implications

Impact of Section 162(m) of the Internal Revenue Code.  The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its three other most highly-compensated officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the determining committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company obtained stockholder approval for the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines. The Supplemental Compensation Plan was amended and restated at the 2008 annual meeting of stockholders to increase the maximum amount of cash bonus payable under the Supplemental Compensation Plan to $3,500,000.

Accounting for Stock-Based Compensation.  The Company records share-based compensation expense in earnings based on the grant-date fair value of options or restricted stock granted.

Executive Compensation

The following table (the “Summary Compensation Table”) sets forth the compensation earned during the fiscal years indicated by our chief executive officer, chief financial officer, former chief financial officer and our three other most highly compensated executive officers.

Summary Compensation Table
									Change in
									Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
						Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal	Year		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Position	(1)		($)(2)	($)		($)(3)	($)	($)(4)	($)	($)		($)

Daniel A. DeMatteo	2010		$1,250,000	$1,354,000	(5)	$1,828,800	—	$1,875,000	—	$40,630	(6)	$6,348,430
Executive Chairman	2009		1,246,154	754,000	(5)	2,263,740	—	—	—	49,259	(6)	4,313,153
	2008		1,035,385	—		4,345,650	—	2,400,000	—	62,731	(6)	7,843,766
R. Richard Fontaine	2010		1,200,000	1,354,000	(5)	1,828,800	—	1,800,000	—	15,477	(7)	6,198,277
Chairman International	2009		1,200,000	754,000	(5)	2,263,740	—	—	—	27,843	(7)	4,245,583
	2008		1,184,615	—		4,345,650	—	2,400,000	—	52,429	(7)	7,982,694
J. Paul Raines	2010		979,038	1,393,333	(8)	1,645,920	—	1,250,000	—	3,660	(8)	5,271,951
CEO	2009		918,462	853,333	(8)	1,561,200	—	—	—	32,911	(8)	3,365,906
	2008		328,846	138,889	(8)	2,594,400	—	900,000	—	28	(8)	3,962,163
Tony D. Bartel	2010		689,308	660,000	(5)	1,219,200	—	562,500	—	9,295	(9)	3,140,303
President	2009		492,308	260,000	(5)	780,600	—	—	—	11,190	(9)	1,544,098
	2008		396,154	—		1,273,725	—	300,000	—	10,402	(9)	1,980,281
Robert A. Lloyd	2010	(10)	454,346	280,422	(5)	911,404	—	312,500	—	9,946	(10)	1,968,618
Executive VP and	2009		328,846	62,400	(5)	187,344	—	82,500	—	10,886	(10)	671,976
and CFO	2008		312,308	—		359,640	—	157,500	—	10,186	(10)	839,634
Catherine R. Smith	2010	(11)	57,692	—		1,036,320	—	—	—	28	(11)	1,094,040
Former Executive VP	2009	(11)	242,308	394,841	(11)	1,012,949	—	—	—	28	(11)	1,650,126
and CFO

(1)	Reflects fiscal 2010, fiscal 2009 and fiscal 2008.

(2)	Reflects salary paid for fiscal 2010, fiscal 2009 and fiscal 2008, which consisted of 52 weeks.

(3)	Reflects the grant date fair value for the designated fiscal years for the restricted stock awards based on the Company’s stock price on the date of grant. Grants of restricted stock vest in equal annual increments over a three-year period after the grant date with the vesting of the related restricted stock.

(4)	For fiscal 2010, reflects incentive-based bonuses earned in fiscal 2010 but paid in March 2011. For fiscal 2009, reflects incentive-based bonuses earned in fiscal 2009 but paid in March 2010. For fiscal 2008, reflects incentive-based bonuses earned in fiscal 2008 but paid in March 2009.

(5)	Reflects bonuses awarded along with the fiscal 2010 and fiscal 2009 grants of restricted stock awards. The bonuses vest in equal annual increments over a three-year period after the grant date with the vesting of the related restricted stock. The amounts reflected represent the amount of the bonuses charged to expense in the applicable fiscal year.

(6)	Includes contributions under our 401(k) plan, payments for life and disability insurance coverage and a wellness credit, none of which exceeded $10,000 for fiscal 2010, fiscal 2009 or fiscal 2008. Also includes perquisites and personal benefits paid to Mr. DeMatteo, which totaled $36,143, $42,456 and $55,202 for fiscal 2010, fiscal 2009 and fiscal 2008, respectively, and consisted solely of the value of his personal use of the Company plane. The value of the personal use of the Company plane was calculated as the excess of the portion of the incremental costs to operate the aircraft for the year (as provided by the third party retained to pilot and maintain the Company plane) attributed to Mr. DeMatteo’s personal use over the amount reimbursed by Mr. DeMatteo using Standard Industry Fare Level rules.

(7)	Includes contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000 for fiscal 2010, fiscal 2009 or fiscal 2008. Also includes perquisites and personal benefits paid to Mr. Fontaine, which totaled $10,287, $20,104 and $43,744 for fiscal 2010, fiscal 2009 and fiscal 2008, respectively, and consisted solely of the value of his personal use of the Company plane. The value of the personal use of the Company plane was calculated as the excess of the portion of the incremental costs to operate the aircraft for the year (as provided by the third party retained to pilot and maintain the Company plane) attributed to Mr. Fontaine’s personal use over the amount reimbursed by Mr. Fontaine using Standard Industry Fare Level rules.

(8)	Mr. Raines was hired by the Company in September 2008. Under the terms of his employment agreement, Mr. Raines was awarded a signing bonus of $1,000,000 which is earned ratably over the three-year term of his employment agreement. Any amount of this signing bonus which is unearned must be repaid should Mr. Raines leave the Company without good reason (as defined) or is terminated by the Company for cause (as defined) before the expiration of the original term of the employment agreement. The amount reflected in the “Bonus” column above represents the amount of the signing bonus considered earned by Mr. Raines during fiscal 2010, fiscal 2009 and fiscal 2008, as well as $1,060,000 expensed in fiscal 2010 and $520,000 expensed in fiscal 2009 for bonus awards given along with the fiscal 2010 and fiscal 2009 grants of restricted stock awards. The bonuses related to the restricted stock awards vest in equal annual increments over a three-year period after the grant date with the vesting of the related restricted stock. Amounts in the “All Other Compensation” column consist of contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000 for fiscal 2010, fiscal 2009 or fiscal 2008. Also included are perquisites and personal benefits paid to Mr. Raines totaling $29,242 in fiscal 2009 for reimbursement of relocation costs (including tax reimbursement of $1,134) in accordance with the terms of Mr. Raines’ employment agreement, calculated using the amounts actually incurred.

(9)	Consists of payments for life and disability insurance coverage and a wellness credit, none of which exceeded $10,000 for fiscal 2010, fiscal 2009 or fiscal 2008, and contributions under our 401(k) plan of $10,212 for fiscal 2009 and amounts less than $10,000 for fiscal 2010 and fiscal 2008. No perquisites were paid to Mr. Bartel.

(10)	Includes contributions under our 401(k) plan, payments for life and disability insurance coverage and a wellness credit, none of which exceeded $10,000 for fiscal 2010, fiscal 2009 or fiscal 2008. No perquisites were paid to Mr. Lloyd. For fiscal 2010, includes compensation paid to Mr. Lloyd for his service before being named Executive Vice President and Chief Financial Officer in June 2010.

(11)	Ms. Smith was hired by the Company as Executive Vice President and Chief Financial Officer in August 2009. Under the terms of her employment agreement, Ms. Smith was awarded a signing bonus of $250,000. The amount reflected in the “Bonus” column above represents the amount of the signing bonus, as well as $144,841 expensed in fiscal 2009 for a bonus awarded along with the fiscal 2009 grant of restricted stock awards. The bonus related to the restricted stock award was scheduled to vest in equal annual increments over a three-year period after the grant date with the scheduled vesting of the related restricted stock. Amounts in the “All Other Compensation” column consist of payments for life insurance coverage. No perquisites were paid to Ms. Smith. On February 24, 2010, Ms. Smith resigned from her position as Executive Vice President and Chief Financial Officer of the Company. All restricted stock and the related bonus that had been previously granted to Ms. Smith by the Company were forfeited. Ms. Smith will be subject to certain restrictive covenants expiring February 28, 2012.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows all grants of plan-based awards, which consisted of grants of restricted shares of our Common Stock and grants of annual performance-based bonuses under the Supplemental Compensation Plan, granted to the executive officers named in the Summary Compensation Table for fiscal 2010. The grant of share-based awards on February 4, 2010 was based on performance for fiscal 2009. The grant of awards on June 2, 2010 was tied to promotions for Messrs. Raines, Bartel and Lloyd.

Grants of Plan-Based Awards
								All Other	All Other
								Stock	Option
					Estimated Future Payouts			Awards:	Awards:		Grant Date
		Estimated Future Payouts			Under Equity Incentive			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive Plan Awards(1)			Plan Awards			Shares of	Securities	Base Price of	of Stock and
		Thresh-			Thresh-			Stock or	Underlying	Option	Option
	Grant	old	Target	Maximum	old	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)(2)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)	($/Sh)	($)

Daniel A. DeMatteo	2/4/2010	$1,250,000	$2,500,000	$3,125,000	—	—	—	90,000	—	—	$1,828,800
R. Richard Fontaine	2/4/2010	1,200,000	2,400,000	3,000,000	—	—	—	90,000	—	—	1,828,800
J. Paul Raines(4)	2/4/2010	475,000	950,000	1,187,500	—	—	—	81,000	—	—	1,645,920
	6/2/2010	833,500	1,667,000	2,083,750	—	—	—	—	—	—	—
Tony D. Bartel	2/4/2010	305,000	610,000	762,500	—	—	—	60,000	—	—	1,219,200
	6/2/2010	375,000	750,000	937,500	—	—	—	—	—	—	—
Robert A. Lloyd(5)	2/4/2010	97,500	195,000	244,000	—	—	—	7,200	—	—	146,304
	6/2/2010	208,500	417,000	521,250	—	—	—	35,000	—	—	765,100
Catherine R. Smith	2/4/2010	305,000	610,000	762,500	—	—	—	51,000	—	—	1,036,320

(1)	The Non-Equity Incentive Plan award was granted under the Supplemental Compensation Plan.

(2)	If at least 85% of target is achieved.

(3)	Other Stock Awards consist of restricted shares of the Company’s Common Stock, which were granted under the 2001 Incentive Plan.

(4)	Mr. Raines’ bonus threshold, target and maximum were prorated for the portion of the year as Chief Operating Officer with bonus potential at 100% of salary and Chief Executive Officer with bonus potential at 200% of salary.

(5)	Mr. Lloyd’s bonus threshold, target and maximum were prorated for the portion of the year as Chief Accounting Officer with bonus potential at 50% of salary and Chief Financial Officer with bonus potential at 100% of salary.

Additional Material Factors

The Company has employment agreements with R. Richard Fontaine, Daniel A. DeMatteo, J. Paul Raines, Tony D. Bartel and Robert A. Lloyd. The terms of the employment agreements for each of these executive officers extend beyond the fiscal year ended January 29, 2011 and provide for minimum annual salaries as follows:

R. Richard Fontaine	$1,200,000 through March 2011 and $600,000 through March 3, 2013
Daniel A. DeMatteo	$1,250,000
J. Paul Raines	$1,000,000
Tony D. Bartel	$750,000
Robert A. Lloyd	$500,000

Annual bonus compensation will be based on the formula and targets established under and in accordance with the Company’s Supplemental Compensation Plan. The Targets specified in the “Non-Equity Incentive Plan” column of the Grants of Plan-Based Awards table above were achieved at the targeted amount for fiscal 2008 and at 75% of the targeted amount in fiscal 2010 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The Target for fiscal 2009 was not achieved, therefore no amounts are reflected under fiscal 2009 in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table with the exception of Robert A. Lloyd who was not a named executive officer in fiscal 2009.

Under the terms of their employment agreements, each executive shall be entitled to all benefits afforded to key management personnel or as determined by the Board of Directors, including, but not limited to, restricted stock and stock option benefits, insurance programs, pension plans, vacation, sick leave, expense accounts and retirement benefits.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for the executive officers named in the Summary Compensation Table regarding outstanding equity awards held as of January 29, 2011 by those executive officers. The year-end values in the table for the market value of shares that have not vested have been calculated based on the $20.98 per share closing price of our Common Stock on January 28, 2011 (the last trading date of the fiscal year).

Outstanding Equity Awards at End of Fiscal 2010
	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan					Number of	Payout
	Number of	Number of	Awards:				Market	Unearned	Value of
	Securities	Securities	Number of			Number of	Value of	Shares,	Unearned
	Underlying	Underlying	Securities			Shares or	Shares or	Units or	Shares,
	Unexercised	Unexercised	Underlying			Units of	Units of	Other	Units or
	Options	Options	Unexercised	Option	Option	Stock That	Stock That	Rights	Other Rights
	(#)	(#)	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Exercisable(1)	Unexercisable(1)	Options (#)	Price ($)	Date(1)	Vested (2)(#)	Vested (2)($)	Not Vested (#)	Not Vested ($)

Daniel A. DeMatteo	100,000	—	—	$9.29	3/1/2014	—	—	—	—
	300,000	—	—	10.13	3/10/2015	—	—	—	—
	—	—	—	—	—	177,000	$3,713,460	—	—
R. Richard Fontaine	270,000	—	—	9.00	2/12/2012	—	—	—	—
	282,000	—	—	9.29	3/1/2014	—	—	—	—
	300,000	—	—	10.13	3/10/2015	—	—	—	—
	—	—	—	—	—	177,000	3,713,460	—	—
J. Paul Raines	—	—	—	—	—	141,000	2,958,180	—	—
Tony D. Bartel	165,000	—	—	20.69	2/9/2016	—	—	—	—
	—	—	—	—	—	88,500	1,856,730	—	—
Robert A. Lloyd	18,000	—	—	10.13	3/10/2015	—	—	—	—
	24,000	—	—	20.69	2/9/2016	—	—	—	—
	—	—	—	—	—	49,400	1,036,412	—	—
Catherine R. Smith	—	—	—	—	—	—	—	—	—

(1)	The options reflected herein were granted under the 2001 Incentive Plan, and vested and became exercisable in equal annual increments over a three-year period following grant. The options expire one day before the tenth anniversary of the grant date; therefore the grant date for each grant can be determined from the expiration dates shown above.

(2)	For Messrs. DeMatteo, Fontaine and Bartel, the Stock Awards consist of restricted shares of the Company’s Common Stock, which were granted on February 7, 2008, February 5, 2009 and February 4, 2010 under the Incentive Plan, and vest in equal annual increments over a three-year period following grant. The Stock Awards to Mr. Raines, which consisted of restricted shares, were granted under the 2001 Incentive Plan on February 5, 2009 and February 4, 2010 and in September 2008 when Mr. Raines commenced employment with the Company, and vest in equal annual increments over a three-year period following grant. The Stock Awards to Mr. Lloyd, which consisted of restricted shares, were granted under the 2001 Incentive Plan on February 7, 2008, February 5, 2009 and February 4, 2010 and June 2, 2010 when Mr. Lloyd became the Executive Vice President and Chief Financial Officer and vest in equal annual increments over a three-year period following grant.

Option Exercises and Stock Vested

The following table provides information for the executive officers named in the Summary Compensation Table regarding exercises of options to purchase shares of our Common Stock and shares acquired upon vesting of stock awards during fiscal 2010 by those executive officers. The values realized upon exercise or vesting in the table have been calculated using the stock price at the time of exercise or vesting.

Fiscal 2010 Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Daniel A. DeMatteo	—	—	98,000	$1,921,500
R. Richard Fontaine	—	—	98,000	1,921,500
J. Paul Raines	—	—	40,000	778,000
Tony D. Bartel	—	—	26,500	523,335
Robert A. Lloyd	—	—	9,600	187,056
Catherine R. Smith	—	—	—	—

Pension Plans

None of the Company’s named executive officers participate in the Company’s pension plans; therefore, we have omitted the Pension Benefits Table.

Nonqualified Deferred Compensation

None of the Company’s named executive officers participate in the Company’s nonqualified deferred compensation plan; therefore, we have omitted the Nonqualified Deferred Compensation Table.

Employment Agreements and Potential Payments upon Change in Control or Termination

GameStop entered into employment agreements with Daniel A. DeMatteo, R. Richard Fontaine, J. Paul Raines, Tony D. Bartel, and Robert A. Lloyd. See “Compensation Discussion and Analysis — Employment Agreements” above for a description of the terms of these employment agreements.

Pursuant to the employment agreements, each executive’s employment may be terminated upon death or disability, by GameStop with or without cause (as defined) or by the executive within 12 months of a good reason event. If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment. A good reason event is defined as a material diminution in the executive’s compensation, authority, duties or responsibilities, or a relocation of at least 50 miles. Among other things, as of January 29, 2011, each employment agreement included a severance arrangement if the executive’s employment is terminated by GameStop without cause, by the executive by the “CIC Termination Date” (as defined) following a change in control (as defined) or by the executive for good reason, which provides each executive with the greater of his base salary through the term of the agreement or one year, plus the average of the last three annual bonuses times the greater of one or the number of years remaining on the agreement, plus the continuation of medical benefits for 18 months and the release of all stock option restrictions. Amounts owed to the executive officers upon termination or a change in control assuming a triggering event took place on January 29, 2011, the last business day of the Company’s last completed fiscal year, are presented below:

		Before	After
		Change in	Change in
		Control	Control
		Termination	Termination
		w/o Cause or	w/o Cause or				Change in
		for Good	for Good	Voluntary			Control
Name	Benefit	Reason	Reason	Termination	Death	Disability	(2)

Daniel A. DeMatteo	Salary	$2,616,438	$2,616,438	—	—	—	$2,616,438
	Bonus	2,982,740	2,982,740	—	—	—	2,982,740
	Medical Benefits	16,212	16,212	—	—	—	16,212
	Accelerated Stock Options	—	—	—	—	—	—
	Accelerated Restricted Stock(1)	3,713,460	3,713,460	—	$3,713,460	$3,713,460	3,713,460

	Total	$9,328,850	$9,328,850	—	$3,713,460	$3,713,460	$9,328,850

R. Richard Fontaine	Salary	$1,347,945	$1,347,945	—	—	—	$1,347,945
	Bonus	2,930,411	2,930,411	—	—	—	2,930,411
	Medical Benefits	12,065	12,065	—	—	—	12,065
	Accelerated Stock Options	—	—	—	—	—	—
	Accelerated Restricted Stock(1)	3,713,460	3,713,460	—	$3,713,460	$3,713,460	3,713,460

	Total	$8,003,881	$8,003,881	—	$3,713,460	$3,713,460	$8,003,881

J. Paul Raines	Salary	$2,342,466	$2,342,466	—	—	—	$2,342,466
	Bonus	1,678,767	1,678,767	—	—	—	1,678,767
	Medical Benefits	16,212	16,212	—	—	—	16,212
	Accelerated Stock Options	—	—	—	—	—	—
	Accelerated Restricted Stock(1)	2,958,180	2,958,180	—	$2,958,180	$2,958,180	2,958,180

	Total	$6,995,625	$6,995,625	—	$2,958,180	$2,958,180	$6,995,625

Tony D. Bartel	Salary	$1,756,849	$1,756,849	—	—	—	$1,756,849
	Bonus	673,459	673,459	—	—	—	673,459
	Medical Benefits	16,212	16,212	—	—	—	16,212
	Accelerated Stock Options	—	—	—	—	—	—
	Accelerated Restricted Stock(1)	1,856,730	1,856,730	—	$1,856,730	$1,856,730	1,856,730

	Total	$4,303,250	$4,303,250	—	$1,856,730	$1,856,730	$4,303,250

Robert A. Lloyd	Salary	$1,171,233	$1,171,233	—	—	—	$1,171,233
	Bonus	431,404	431,404	—	—	—	431,404
	Medical Benefits	16,212	16,212	—	—	—	16,212
	Accelerated Stock Options	—	—	—	—	—	—
	Accelerated Restricted Stock(1)	1,036,412	1,036,412	—	$1,036,412	$1,036,412	1,036,412

	Total	$2,655,261	$2,655,261	—	$1,036,412	$1,036,412	$2,655,261

(1)	Restricted stock grants are immediately vested upon a change in control or the death or disability of the recipient. The values in this table reflect estimated payments associated with various termination scenarios, assume a stock price of $20.98 (based on the closing price of the Company’s Common Stock as of January 29, 2011, the last business day of fiscal 2010) and include all outstanding, unvested grants through the assumed termination date. Actual value will vary based on changes in the Company’s Common Stock price.

(2)	Change in control provisions were removed from all employment agreements in amendments dated February 9, 2011.

Director Compensation

The following table provides information regarding compensation earned by the non-employee directors during fiscal 2010:

Director Compensation
					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)(3)	($)

Jerome L. Davis(4)	$56,000	$124,358	—	—	—	$93,840	$274,198
Steven R. Koonin(4)	53,000	124,358	—	—	—	93,840	271,198
Leonard Riggio(5)	52,000	124,358	—	—	—	93,840	270,198
Michael N. Rosen(6)	54,000	124,358	—	—	—	93,840	272,198
Stephanie M. Shern(5)	57,000	124,358	—	—	—	93,840	275,198
Stanley (Mickey) Steinberg(4)	54,000	124,358	—	—	—	93,840	272,198
Gerald R. Szczepanski(6)	59,000	124,358	—	—	—	93,840	277,198
Edward A. Volkwein(5)	56,000	124,358	—	—	—	93,840	274,198
Lawrence S. Zilavy(4)	57,000	124,358	—	—	—	93,840	275,198

(1)	Represents amounts earned and paid for service in fiscal 2010.

(2)	Reflects the grant date fair value for the fiscal 2010 grant of 6,120 shares of restricted stock based on the Company’s stock price on the date of grant. Grants of restricted shares vest in equal annual increments over a three-year period after the grant date.

(3)	Reflects cash bonus awards granted along with the fiscal 2010 and fiscal 2009 grant of restricted stock. The awards vest in equal annual increments over a three-year period after the grant date. The amounts reflected represent the amount of the award charged to expense in fiscal 2010.

(4)	As of January 29, 2011, the named director held 12,600 shares of restricted stock that have not vested.

(5)	As of January 29, 2011, the named director held 12,600 shares of restricted stock that have not vested and options to purchase 48,000 shares of the Company’s Common Stock.

(6)	As of January 29, 2011, the named director held 12,600 shares of restricted stock that have not vested and options to purchase 120,000 shares of the Company’s Common Stock.

Directors who are not employees of the Company will receive compensation of $55,000 per annum in fiscal 2011. In addition, we reimburse our directors for expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are our employees do not receive additional compensation for their services as directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with members of the Company’s management. Based on such review and discussions and relying thereon, we have recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis set forth above be included in the Company’s 2010 Form 10-K and in this Proxy Statement.

Compensation Committee

Gerald R. Szczepanski, Chair
Stephanie M. Shern
Edward A. Volkwein

ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2

The Dodd-Frank Act was enacted on July 21, 2010. As required by the Dodd-Frank Act, the Company seeks a non-binding advisory vote from our stockholders on the compensation of our named executive officers as described in this Proxy Statement. We believe that it is appropriate to solicit the views of our stockholders related to the compensation of our named executive officers.

As discussed more fully in the “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes the Company’s named executive officers should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for the Company to produce ongoing and sustained value for our stockholders. The Company’s executive officer compensation program is based on the following guiding principles:

1. Total compensation provided by the Company to its named executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value, while avoiding the encouragement of unnecessary or excessive risk-taking.

3. Compensation awards should be based on the fundamental principle of aligning the long-term interests of GameStop’s employees with those of GameStop’s stockholders. Therefore, a meaningful portion of most management employees’ compensation will be in the form of long-term equity compensation. All of the short-term incentive, in the form of annual cash bonuses, and a large portion of equity compensation for named executive officers are tied to performance measures, and may include situational bonuses, as appropriate, in recognition of meeting unique, time-sensitive performance challenges that may arise.

4. The overall value of the incentive and total compensation opportunities are designed to be consistent with the level of the Company’s operational performance over time and the level of returns provided to stockholders.

This is an advisory vote and is not binding upon the Company, the Compensation Committee or our Board of Directors. Therefore, stockholders are not ultimately voting for the approval or disapproval of the Board of Directors’ recommendation on this proposal. The result of the vote will not impact any compensation that has already been paid or awarded to the executive officers. However, because we value the views of our stockholders, our Compensation Committee, which is responsible for, among other things, designing and administering the Company’s executive compensation program, will review and consider the results of this advisory vote when considering future decisions with respect to executive compensation.

We strongly encourage stockholders to read the “Compensation Discussion and Analysis”, the compensation tables and the accompanying narrative disclosures in this Proxy Statement which discuss in greater detail the compensation of our executive officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.

Accordingly, the Board of Directors recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE RESOLUTION ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE PROPOSAL ABOVE UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE
COMPENSATION

PROPOSAL 3

In addition to providing stockholders the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, the Dodd-Frank Act requires that the Company provide stockholders with the opportunity to cast a non-binding advisory vote on the frequency of the advisory vote on the compensation of our named executive officers. Under this proposal, stockholders may vote to have this vote every year, every two years, every three years, or abstain. Based on the result of the vote on this proposal, we are prepared to operate under any of the three alternatives offered under this proposal. The Board of Directors is not making a recommendation as to its preferred alternative.

This is an advisory vote and is not binding upon the Company, the Compensation Committee or our Board of Directors. However, because we value the views of our stockholders, the Board of Directors will give careful consideration to the results of the vote on this proposal when considering the frequency of the advisory vote on the compensation of our named executive officers. Because the Board of Directors is not making a recommendation on its preferred alternative under this proposal, shares will not be voted on this proposal unless stockholders specifically indicate their preference among the alternatives presented.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON A NON-BINDING ADVISORY BASIS, ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL NOT BE VOTED FOR THE PROPOSAL ABOVE UNLESS A VOTE FOR ONE OF THE ALTERNATIVES PRESENTED IS SPECIFICALLY INDICATED.

APPROVAL OF THE
GAMESTOP CORP. 2011 INCENTIVE PLAN

PROPOSAL 4

On February 2, 2011, the Board of Directors approved, subject to the approval of the Company’s stockholders at the Annual Meeting, the 2011 Incentive Plan. The 2011 Incentive Plan, if approved, will replace the 2001 Incentive Plan which is currently scheduled to terminate on August 21, 2011 except as to equity awards then outstanding under the 2001 Incentive Plan. The 2011 Incentive Plan, like the 2001 Incentive Plan, provides for the grant of equity awards to key officers, employees, consultants, advisors and directors of the Company, our subsidiaries and affiliates selected from time to time by our Compensation Committee. No awards will be made under the 2011 Incentive Plan until stockholders approve this proposal. Upon approval of this proposal, any shares remaining available for grant under the 2001 Incentive Plan will no longer be available for grant.

The following is a summary of the 2011 Incentive Plan. This summary is qualified in all respects by reference to the full text of the 2011 Incentive Plan included herein as Appendix A. Stockholders are urged to review the 2011 Incentive Plan before determining how to vote on this proposal. Stockholders are being asked to approve the 2011 Incentive Plan, including the performance criteria described below and the issuance of shares of our common stock to eligible participants in accordance with the 2011 Incentive Plan, in order to assist the Company in accomplishing the purpose set forth below and to ensure that “performance based compensation” awards meet the requirements of Section 162(m) of the Code and therefore will not be disallowed as a deduction to the Company for federal income tax purposes.

General.  The 2011 Incentive Plan provides for the grant of equity awards to key officers, employees, consultants, advisors and directors of the Company, our subsidiaries and affiliates selected from time to time by our Compensation Committee. The purpose of the 2011 Incentive Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and employees who will contribute to our success and to achieve long-term objectives that will inure to the benefit of all our stockholders through the additional incentive created by ownership of our common stock. Awards under the 2011 Incentive Plan may take the form of stock options, including corresponding stock appreciation rights (SARs), restricted stock awards, performance awards and other share-based awards.

Shares available.  Subject to the adjustment provisions discussed below under “Antidilution Provisions,” the total number of shares that may be issued under the 2011 Incentive Plan is 9,250,000. Subject to the adjustment provisions discussed below under “Antidilution Provisions,” the total number of shares with respect to which awards may be granted under the 2011 Incentive Plan to any employee during any fiscal year of the Company is 1,000,000 shares. Immediately upon the effective date of the 2011 Incentive Plan, any shares remaining available for grant under any other incentive plan of the Company (other than with respect to awards then outstanding under any such incentive plan) will no longer be available for grant. Shares that are counted against the maximum number of authorized shares include all shares (i) issued or issuable pursuant to options that have been or may be exercised; (ii) issued as, or subject to issuance as, a restricted stock award; and (iii) issued or issuable under any other award granted under the terms of the 2011 Incentive Plan. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or are exchanged for awards not involving shares, shall again be available for grant (other than grants of options that are intended to be incentive stock options). Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares (or by having shares withheld or netted out of an award), such shares are not available for future awards under the 2011 Incentive Plan.

2011 Incentive Plan Administration.  Our Compensation Committee administers the 2001 Incentive Plan and will administer the 2011 Incentive Plan, if it is approved by the stockholders at the Meeting. Subject to the provisions of the 2011 Incentive Plan, the Compensation Committee has authority, in its sole discretion, to grant awards under the 2011 Incentive Plan, to interpret the provisions of the 2011 Incentive Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the 2011 Incentive Plan or any award thereunder as it may deem necessary or advisable. The Compensation Committee may alter, amend, suspend or terminate the 2011 Incentive Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Sections 162(m) and 422 of the Code, or any rule of any stock exchange or quotation system on which shares of the Company are listed or quoted; provided that the Compensation Committee may not amend the 2011 Incentive Plan to increase the number of shares that may be the subject of options under the 2011 Incentive Plan without the approval of our stockholders. In addition, except to the extent necessary to avoid the imposition of additional tax or interest under Section 409A of the Code, no amendment to, or termination of, the 2011 Incentive Plan shall in any way impair the rights of an optionee or a participant under any award previously granted without such optionee’s or participant’s consent. The 2011 Incentive Plan limits the terms of certain awards to make sure those awards comply with Section 409A of the Code.

Options.  The 2011 Incentive Plan permits the granting of “incentive stock options” meeting the requirements of Section 422 of the Code, and “nonqualified stock options” that do not meet such requirements. The term of each option is determined by the Compensation Committee and shall not exceed ten years after the date of grant unless approved by the Company’s stockholders. Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Compensation Committee. In general, the per share exercise price for options must be at least equal to 100% of the fair market value (as defined in the 2011 Incentive Plan) of the shares on the date of the grant. The 2011 Incentive Plan requires the fair market value to be the closing price of the shares for the date of which the fair market value is being determined, as reported on the principle securities exchange on which the Company’s common stock is traded (or, if such date is not a trading day, the closing price for the most recently preceding trading day). The exercise price can be paid in cash, or if approved by the Compensation Committee, by tendering shares owned by the participant, by delivery of a promissory note (for participants other than the executive officers named in the summary compensation table or directors), or any combination of the foregoing. Options are not transferable except by will or the laws of descent and distribution and may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative; provided, however, a participant may, under certain circumstances and with the consent of the Compensation Committee, transfer or assign an option (other than an incentive stock option) to family members and/or trusts, partnerships or companies established for the benefit of the participant’s family members.

Stock Appreciation Rights.  The 2011 Incentive Plan provides that the Compensation Committee may grant SARs. The Compensation Committee will determine any vesting schedules and the terms and conditions of each grant, provided, however, the term of a SAR shall not exceed ten years. Upon the exercise of a SAR, the recipient is entitled to receive from the Company an amount in cash or shares of Company common stock based on a per share price (for purposes of determining appreciation of the SAR) of not less than 100% of the fair market value of the shares on the date of the grant of the SAR, unless otherwise approved by the stockholders of the Company. SARs can be either freestanding or tandem (meaning they are associated with a specific option and must be granted at the time of grant of such option). A tandem SAR is exercisable only to the extent the related option is exercisable. Upon the exercise of a tandem SAR, the related option, or the portion thereof in respect of which such SAR is exercised, will terminate. Upon the exercise of an option granted in tandem with a SAR, such tandem SAR will terminate.

Restricted Stock.  The Compensation Committee may award restricted stock under the 2011 Incentive Plan. Restricted stock gives a participant the right to receive stock subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the shares may be based upon performance standards, length of service or other criteria as the Compensation Committee may determine. Until all restrictions are satisfied, lapsed or waived, we will maintain custody over the restricted stock but the participant will be able to vote the shares and will be entitled to all distributions paid with respect to the shares, as provided by the Compensation Committee. However, subject to compliance with Section 409A of the Code, the Compensation Committee may require that any dividends otherwise payable with respect to a restricted stock award shall not be paid currently but shall be accumulated until the applicable restricted stock has vested. During such period in which shares are restricted, the restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon termination of employment, the participant forfeits the right to the stock to the extent the applicable performance standards, length of service requirements, or other measurement criteria have not been met.

Performance Awards.  The Compensation Committee may grant, independently of or concurrently with the award of any other award granted under the 2011 Incentive Plan, awards that are contingent upon the achievement of performance criteria during a specified time period (“Performance Awards”), both of which must be determined by the Compensation Committee at the time of the grant of the award. The performance criteria will be determined by the Compensation Committee. Performance Awards may be paid in cash, shares, other property or any combination thereof and may be paid in a lump sum or in installments following the close of the applicable performance period or, in accordance with procedures established by the Compensation Committee, on a deferred basis.

Other Share-Based Awards.  The Compensation Committee may grant other share-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Compensation Committee shall have the authority to determine the persons to whom and the time or times at which such awards will be made, the number of shares to be awarded and all other conditions of the awards, provided, however, that the aggregate amount of shares granted pursuant to other share-based award(s) shall not exceed five percent (5%) of the shares authorized for grant under the 2011 Incentive Plan. The foregoing cap will not apply to shares granted pursuant to one or a series of related other share-based award(s) which were granted to a participant in lieu of earned cash compensation. Additionally, grants of share-based awards may be subject to such conditions, restrictions and contingencies as the Compensation Committee may determine.

Code Section 162(m).  Compensation of persons who are “covered employees” of the Company (generally, the chief executive officer and certain other executive officers) is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. The Compensation Committee may establish for each participant who is, or is likely to be, a “covered employee,” an award intended to be exempt from the deduction limits of Section 162(m). Any such award will be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, operating earnings, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (v) the attainment of a specified level of, or specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the Company’s shares and (x) the growth in the value of an investment in the Company’s shares assuming the reinvestment of dividends. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Before any payments are made with respect to any awards intended to qualify as “performance based compensation”, the Compensation Committee shall certify in writing that the performance goals relating to such payment have been met. Subject to the adjustment provisions discussed below under “Antidilution Provisions,” the maximum number of shares subject to specified performance goals intended to satisfy the requirements of Section 162(m) that may be granted as awards to any employee during any 12-month period shall be 1,000,000 shares.

Antidilution Provisions.  The 2011 Incentive Plan requires the Compensation Committee to (i) adjust the number and type of shares subject to future awards, (ii) the number and type of shares subject to outstanding awards and (iii) the grant or exercise price with respect to any award, in each case, to prevent dilution or enlargement of benefits intended to be made available under the 2011 Incentive Plan in the event of any corporate transaction, dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar capitalization or corporate change. However, the Compensation Committee cannot make any adjustments that would cause an award to violate the provisions of Section 409A of the Code (pertaining to “deferred compensation”) unless otherwise agreed to by the holder of the award.

Limitations on Awards.  Without stockholder approval, the 2011 Incentive Plan prohibits (i) the reduction of the exercise price of outstanding options (or the reference price for SARs), (ii) the cancellation of outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price or reference price that is less than the respective exercise price or reference price of the cancelled options or SARs and (iii) the buyout of outstanding options or SARs for cash.

Transferability of Awards.  Generally, awards may be transferred only by will or the laws of descent and distribution. The Compensation Committee, however, may allow for the assignment or transfer of an award (other than incentive stock options, tandem SARs and restricted stock awards) to a participant’s spouse, children and/or trusts, partnerships, or limited liability companies established for the benefit of the participant’s spouse and/or children, subject in each case to certain conditions on assignment or transfer.

Termination and Amendment.  The 2011 Incentive Plan will terminate by its terms and without any action by the Board of Directors ten years from the date of approval of the plan by the stockholders. No awards may be made after that date. Awards outstanding on such termination date will remain valid in accordance with their terms. The Compensation Committee may amend the 2011 Incentive Plan at any time but cannot, without the prior approval of stockholders, increase the number of shares that may be issued under the 2011 Incentive Plan; materially increase benefits accruing to participants or materially modify the requirements for participation under the 2011 Incentive Plan; or make any change to the 2011 Incentive Plan where stockholder approval is required under applicable law (including tax law) or stock exchange rules.

Treatment of Awards Upon a Change in Control.  One or more awards may be subject to certain terms and conditions set forth in the written agreement between the Company and a participant governing the grant of such award, which provide for different terms or provisions with respect to such awards upon a “change in control” of the Company (as the term may be defined in the 2011 Incentive Plan or such written agreements), subject to certain conditions, provided, that such written agreement may not increase the maximum amount of such awards. The determination as to the occurrence of a change in control shall be based on objective facts and is defined in the 2011 Incentive Plan to include specified changes in the ownership of the Company or a substantial portion of its assets or in the effective control of the Company. Upon the occurrence of a change in control of the Company, the Compensation Committee may, in its sole and absolute discretion, determine that, any award outstanding as of the effective date of such change in control will be cancelled in consideration for a cash payment or alternative award (whether from the Company or another entity that is a party to the change in control) or a combination thereof made to the holder of such cancelled award substantially equivalent in value to the fair market value of such cancelled award. The determination of such fair market value shall be made by the Compensation Committee in its sole and absolute discretion.

Treatment of Options/SARs Upon Termination of Employment.  Subject to the determination of the Compensation Committee, generally, any option or SAR granted under the 2011 Incentive Plan and not previously exercised or expired, to the extent vested on the date of termination or separation of a participant, shall be exercisable as of such termination for a period not to exceed three months after the date of termination or separation, provided that in no instance may the term of any such option or SAR, as so extended, exceed the lesser of ten years from the date of grant or the original expiration date for such option or SAR.

Minimum Vesting Periods.  Notwithstanding anything to the contrary to other provisions of the 2011 Incentive Plan, unless otherwise approved by the stockholders of the Company, any award which is (i) performance-based shall have a minimum vesting period of one (1) calendar year or (ii) tenured (time-based) shall have a minimum vesting period of three (3) calendar years (with ratable vesting of no more than one-third of the aggregate applicable option award per calendar year), provided that such minimum vesting period shall not apply to awards granted to new hires or awards to non-employee directors.

Claw-back.  The Compensation Committee may provide in an award agreement that an award shall be cancelled if the participant, without the consent of the Company, while employed by or providing services to the

Company or any affiliate of the Company or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate of the Company, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in an award agreement that if the participant engages in any activity referred to in the preceding sentence, such participant will forfeit any gain realized on the vesting or exercise of such award and/or must repay the gain to the Company.

Certain Federal Income Tax Consequences of the 2011 Incentive Plan.  The following is a brief summary of the principal federal income tax consequences of awards under the 2011 Incentive Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

A participant does not recognize taxable income either at the time of grant or at the time of exercise of an incentive stock option. However, upon exercise, the difference between the fair market value of the shares and the exercise price is treated as an item of tax adjustment for purposes of the alternative minimum tax. If a participant does not dispose of shares acquired through the exercise of an incentive stock option in a “disqualifying disposition” (i.e., no disposition occurs within two years from the date of grant of the incentive stock option nor within one year of the transfer of the shares to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such shares, and such gain will be taxable as gain from the sale of a capital asset.

The Company will not receive any tax deduction on the exercise of an incentive stock option or, if the above holding period requirements are met, on the sale of the underlying shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

If nonqualified stock options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

No income will be realized by the participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received and the fair market value on the exercise date of any shares received upon the exercise of a SAR. The Company will be entitled to a deduction equal to the amount included in such participant’s income by reason of the exercise of any SAR.

Except as described in the following paragraph, a grant of restricted shares does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, based on the fair market value of the shares when they are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will be entitled to take a commensurate deduction at that time.

A participant may elect to recognize taxable ordinary income at the time restricted shares are awarded in amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. Any such election must be filed with the IRS and the Company within 30 days following the date of grant and must be filed with the federal income tax return for the taxable year in which such award occurs. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation on the shares will be taxed at the capital gains rate when the shares are sold. However, if, after making such an election, the shares are forfeited, the participant will be unable to claim a deduction.

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is one of the three other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement (a “Covered Employee”). The limitation on deductions does not apply to certain types of compensation, including “performance-based” compensation. It is intended that awards under the 2011 Incentive Plan made to Covered Employees in the form of options, SARs and other share based awards under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation, but no assurance can be made in this regard.

Section 409A of the Code imposes additional tax and interest charges on employees and other service providers who receive certain deferred compensation that does not meet the requirements of Section 409A. It is intended that awards under the 2011 Incentive Plan will meet the requirements of Section 409A, but no assurance can be made in this regard.

Awards made to participants under the 2011 Incentive Plan may be subject to federal, state and local income tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

ERISA Status.  The 2011 Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits.  As of the date of the Meeting, no awards will have been granted under the 2011 Incentive Plan. Subject to stockholder approval of the 2011 Incentive Plan, all awards granted under the 2011 Incentive Plan will be made at the discretion of the Compensation Committee. Therefore, it is not currently possible to determine the benefits or amounts that will be received by an individual or group pursuant to the 2011 Incentive Plan in the future, or the benefits or amounts that would have been received for the last fiscal year if the 2011 Incentive Plan had been in effect. Information regarding our recent practices with respect to equity-based compensation is presented elsewhere in this Proxy Statement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Information for our equity compensation plans, consisting solely of the 2001 Incentive Plan, in effect as of January 29, 2011 is as follows:

Number of Securities
Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise Price of	Equity Compensation
	be Issued Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants	Securities Reflected in
	Warrants and Rights	and Rights	Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,862,000	$22.43	3,682,000
Equity compensation plans not approved by security holders	—	not applicable	—

Total	8,862,000	$22.43	3,682,000

Subsequent to January 29, 2011, an additional 286,650 shares of restricted stock were granted under the 2001 Incentive Plan, which vest in equal annual installments over three years. Also subsequent to January 29, 2011, an additional 161,000 shares of restricted stock were granted under the 2001 Incentive Plan, of which 50% vest in equal annual installments over three years and 50% are subject to performance targets with such targets to be measured following the completion of the 52 weeks ending January 28, 2012. Shares subject to performance measures may be earned in greater or lesser percentages if targets are exceeded or not achieved by specified amounts. Any shares earned will be vested in equal annual installments over three years.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE GAMESTOP CORP. 2011 INCENTIVE PLAN. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE PROPOSAL ABOVE UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors has adopted an Audit Committee Charter which requires the Audit Committee to review with management and the independent auditor and approve all transactions and courses of dealing with parties related to the Company. This obligation of the Audit Committee is described on page 7 of this Proxy Statement, which states that the Audit Committee is responsible for reviewing and approving related party transactions. Also, as described on page 7 of this Proxy Statement, the Company has adopted a Code of Ethics for Senior Financial and Executive Officers and a Code of Standards, Ethics and Conduct applicable to the Company’s management-level employees. The codes require that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests interfere in any way, or even appear to interfere, with the interests of the Company as a whole. In addition, at least annually each director and executive officer completes a detailed questionnaire that inquires about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest. It is our policy that any potential conflict of interest transaction with an executive officer or director or any transaction that triggers disclosure under Item 404(a) of Regulation S-K as a result of these inquiries is required to be reviewed and approved or ratified by the Audit Committee. All of the transactions and relationships described below took place or were in place prior to fiscal 2010.

Agreements with Barnes & Noble

The Company has various relationships with Barnes & Noble, a related party through Mr. Riggio, one of our directors, who is the Chairman of the Board of Directors of Barnes & Noble. Mr. Riggio has chosen not to stand for re-election to the Company’s Board of Directors when his term expires at the Meeting. The Company operates departments within eight bookstores operated by Barnes & Noble, whereby the Company pays a license fee to Barnes & Noble on the gross sales of such departments. Additionally, until April 30, 2011 www.gamestop.com was the exclusive specialty video game retailer listed on www.bn.com, Barnes & Noble’s e-commerce site whereby the Company paid a fee to Barnes & Noble for sales of video game or PC entertainment products sold through www.bn.com. The Company also continues to incur costs related to its participation in Barnes & Noble’s workers’ compensation, property and general liability insurance programs prior to June 2005. For fiscal 2010, the aggregate charges related to these transactions amounted to $1,365,005.

Other Relationships

Michael N. Rosen, one of the Company’s directors, is a partner of Bryan Cave LLP, which is counsel to the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO USA, LLP (“BDO USA”) has been selected as the independent registered public accounting firm for the Company.

The independent accountants examine annual financial statements and provide other permissible non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether the non-audit services provided by BDO USA are compatible with maintaining the independence of BDO USA in its audit of the Company and are not considered prohibited services under the Sarbanes-Oxley Act of 2002.

Audit Fees.  In fiscal 2010, the professional services of BDO USA totaled $2,522,182 for the audit of the Company’s annual financial statements, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, audit-related consultation concerning financial accounting and reporting standards and for the audit of the Company’s internal control over financial reporting. In fiscal 2009, the professional services of BDO USA totaled $2,560,200 for the audit of the Company’s annual financial statements, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, audit-related consultation concerning financial accounting and reporting standards, consultations regarding the SEC comment letter received by the Company and for the audit of the Company’s internal control over financial reporting.

Audit-Related Fees.  In fiscal 2010 and fiscal 2009, the Company paid BDO USA $43,639 and $44,331, respectively, for services in respect of employee benefit plan audits.

Tax Fees.  In fiscal 2010, the Company paid BDO USA $25,717 for tax-related services.  In fiscal 2009, the Company paid BDO USA $12,600 for tax-related services. Tax-related services included professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  The Company did not pay BDO USA any other fees in fiscal 2010 or fiscal 2009.

Pre-approval Policies and Procedures.  The Audit Committee Charter adopted by the Board of Directors of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. Accordingly, as part of its policies and procedures, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis. The Audit Committee approved all of the services provided by BDO USA referred to above.

AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED JANUARY 29, 2011

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, BDO USA, reports to the Company’s Audit Committee, and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards generally accepted in the United States. BDO USA also reports on its assessment of internal control over financial reporting based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. BDO USA has full access to the Audit Committee and meets with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, generally with and without management being present, to discuss appropriate matters. BDO USA discussed its audit of the Company’s financial statements and its report on its assessment of internal control over financial reporting with management and the Audit Committee.

The Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s report on internal controls for the fiscal year ended January 29, 2011 be included in the Company’s 2010 Form 10-K, based on the following:

•	its review of the Company’s audited consolidated financial statements;

•	its review of the Company’s unaudited interim financial statements prepared for each quarter of fiscal 2010 and filed with the SEC on Form 10-Q;

•	its review of the Company’s disclosure committee practices in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	its discussions with management regarding the audited consolidated financial statements;

•	its discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative treatments;

•	its receipt of management representations that the Company’s financial statements were prepared in accordance with generally accepted accounting principles;

•	its discussions with outside legal counsel regarding contingent liabilities;

•	its receipt of written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526; and

•	its discussions with the independent auditors regarding their independence, the audited consolidated financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters.

The Audit Committee also recommended to the Board of Directors that the independent registered public accounting firm of BDO USA be appointed as the Company’s auditors for the fiscal year ending January 28, 2012.

Audit Committee

Stephanie M. Shern, Chair
Gerald R. Szczepanski
Lawrence S. Zilavy

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 5

The Board of Directors has appointed the firm of BDO USA, LLP, which firm was engaged as independent registered public accountants for the fiscal year ended January 29, 2011, to audit the financial statements of the Company for the fiscal year ending January 28, 2012. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO USA will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS CONSIDERS BDO USA TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish the Company with copies of all such forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to the Company’s executive officers, directors and greater than ten-percent stockholders were complied with.

OTHER MATTERS

The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

Proxy Solicitation.  To assist in the solicitation of proxies, the Company has retained HIR/Alliance Advisors for a fee not to exceed $10,000 plus reimbursement of expenses. Solicitation may also be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company and its proxy solicitor may request persons such as banks, brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing. The Company is bearing all costs of this solicitation.

Financial and Other Information.  The Company’s Annual Report for the fiscal year ended January 29, 2011, including financial statements, is being sent to stockholders together with this Proxy Statement.

Stockholder Proposals.  Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2012 must be received by the Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than January 17, 2012.

In addition, the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, such stockholder must give written notice to the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

Daniel A. Dematteo
Executive Chairman

May 16, 2011

Appendix A

GAMESTOP CORP.
2011 INCENTIVE PLAN

GAMESTOP CORP., a Delaware corporation (the “Company”), has adopted this GameStop Corp. 2011 Incentive Plan (the “Plan”) effective as of          , 2011.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company and its Affiliates, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers, employees, consultants, advisors and/or directors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company and its Affiliates.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

Section 1.1  Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company and its Affiliates who will contribute to the Company’s success and to achieve long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentive inherent in Awards granted hereunder.

ARTICLE 2

DEFINITIONS

Section 2.1 “Affiliate” means any entity in an unbroken chain of entities beginning with the Company if, at the time of the grant of an Award, each of the entities other than the last entity in the unbroken chain owns stock (or beneficial ownership for non-corporate entities) possessing 50 percent or more of the total combined voting power of all classes of stock (or beneficial ownership for non-corporate entities) in one of the other entities in such chain.

Section 2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Performance Award, Other Share-Based Award, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

Section 2.3 “Award Agreement” shall mean any agreement between a Participant and the Company governing the grant of an Award under this Plan.

Section 2.4 “Board” shall mean the Board of Directors of the Company.

Section 2.5 “Change in Control” shall mean a “Change in the Ownership of the Company,” a “Change in Effective Control of the Company,” or a “Change in the Ownership of a Substantial Portion of the Assets of the Company,” all as defined below:

(1) A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires ownership of stock of the

Company that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group (within the meaning of Code Section 409A), is considered to own more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company.”

(2) A “Change in the Effective Control of the Company” occurs only on the date that either:

(A) Any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty (30) percent or more of the total voting power of the Company; or

(B) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(3) A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Section 2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended or superseded, and the regulations and other guidance promulgated thereunder.

Section 2.7 “Committee” shall mean the Compensation Committee of the Board or any successor committee the Board may designate to administer the Plan, provided such Committee consists of no fewer than two Directors, each of whom is (i) an “outside director” within the meaning of Code Section 162(m), (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange.

Section 2.8 “Company” has the meaning set forth in the introductory paragraph of the Plan.

Section 2.9 “Covered Employee” shall mean a “covered employee” within the meaning of Code Section 162(m)(3).

Section 2.10 “Director” shall mean any member of the Board.

Section 2.11 “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate.

Section 2.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 2.13 “Fair Market Value” of Shares as of a specified date shall mean, if the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the closing price of the Shares for the date as of which Fair Market Value is being determined as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the Shares are traded,or, if such date is not a trading day, the closing price for the most recently preceding trading day. If the Shares are not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall, in all events, be determined in accordance with Code Section 409A, and the regulations and other guidance promulgated thereunder.

Section 2.14 “Freestanding Stock Appreciation Right” shall mean a right to receive cash or whole Shares in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of such Freestanding Stock Appreciation Right.

Section 2.15 “Incentive Stock Option” shall mean Options that qualify as such under Code Section 422.

Section 2.16 “Non-Qualified Stock Options” shall mean Options that do not qualify as Incentive Stock Options.

Section 2.17 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

Section 2.18 “Optionee” shall mean any individual granted an Option under this Plan.

Section 2.19 “Other Share-Based Awards” shall mean any right granted to a Participant pursuant to Article 9.

Section 2.20 “Participant” shall mean an Employee or a Director who is selected by the Committee to receive an Award under the Plan.

Section 2.21 “Permitted Assignee” shall mean any family member (as defined in Section 8.2) to whom an Option or Stock Appreciation Right is transferred pursuant to Section 8.2.

Section 2.22 “Performance Award” shall mean the right granted to a Participant pursuant to Article 8.

Section 2.23 “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

Section 2.24 “Restricted Stock Award” shall mean the right granted to a Participant pursuant to Article 7.

Section 2.25 “Restricted Stock” shall mean the Shares granted to a Participant pursuant to a Restricted Stock Award as otherwise described in Article 7.

Section 2.26 “Shares” shall mean the shares of common stock of the Company, par value $.001 per share.

Section 2.27 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6, which is either a “Tandem Stock Appreciation Right” or a “Freestanding Stock Appreciation Right.”

Section 2.28 “Tandem Stock Appreciation Right” shall mean a right to receive cash or whole Shares in lieu of purchase of a Share under a related Option in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the related Option.

ARTICLE 3

SHARES SUBJECT TO AWARDS

Section 3.1  Number of Shares.  Subject to the adjustment provisions of Section 12.6, the aggregate number of Shares that may be issued under Awards under the Plan, whether pursuant to Options, Restricted Stock Awards, Performance Awards, Other Share-Based Awards, or any other Award under the Plan shall be 9,250,000 Shares. Immediately upon the effective date of this Plan, any Shares then remaining available for grant under any other incentive plan of the Company (other than with respect to awards then outstanding under such plan) shall no longer be available for grant. No Options to purchase fractional Shares shall be granted and no fractional shares shall be issued under the Plan. For purposes of this Section 3.1, the Shares that shall be counted toward such limitation shall include all Shares:

(1) issued or issuable pursuant to Options that have been or may be exercised;

(2) issued as, or subject to issuance as a Restricted Stock Award; and

(3) issued or issuable under any other Award granted under the terms of the Plan.

Section 3.2  Shares Subject to Terminated Awards.  The Shares covered by any unexercised portions of terminated Options granted under Article 5, Shares forfeited as provided in Article 5, and Shares subject to any Awards that are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to or used in conjunction with new Awards under the Plan, other than grants of Options that are intended to be Incentive Stock Options. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares tendered for the exercise of the Option shall not be available for the grant of Awards under the Plan. Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not again be available for the grant of Awards under the Plan. Shares withheld by, or otherwise remitted to, the Company to satisfy an Employee’s tax withholding obligations (including as a result of a net exercise) with respect to any Award granted under this Plan shall not be available for the grant of Awards under the Plan.

Section 3.3  Character of Shares.  Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

Section 3.4  Limitations on Grants to Individual Participant.  Subject to adjustments pursuant to the provisions of Section 12.6, the maximum number of Shares with respect to which Awards may be granted hereunder to any employee during any fiscal year of the Company shall be one million (1,000,000) Shares (the “Limitation”). If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a Stock Appreciation Right) that is repriced during any fiscal year is treated as the cancellation of the Option (or Stock Appreciation Right) and a grant of a new Option (or Stock Appreciation Right) for purposes of the Limitation for that fiscal year.

ARTICLE 4

ELIGIBILITY AND ADMINISTRATION

Section 4.1  Awards to Employees and Directors.  The Committee shall, in its complete and absolute discretion, select those key officers, employees, consultants, advisors and directors of the Company or any Affiliate who shall receive Awards and become Participants under this Plan. The Committee’s designation of an individual as a Participant in any year shall not require the Committee to designate such person as a Participant in any other year. The grant to a Participant of Awards under one portion of the Plan shall not require the Committee to grant such Participant an Award under other portions of the Plan.

Section 4.2  Administration.  The Plan shall be administered by the Committee. Any Award granted to a member of the Committee shall be on terms consistent with Awards made to other Directors who are not members of the Committee and who are not employees, provided that the grant of such Awards shall be contingent upon Board ratification or approval of such Awards. The Committee shall determine the amount, type, and terms of each Award, subject to the provisions of the Plan. The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the Plan, and establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a “change in control” of the Company and to amend or modify existing Awards. The Committee is also authorized to: (i) determine whether and to what extent and under what circumstances any Award shall be canceled or suspended, (ii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any Award thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Directors, Employees, and Plan participants and beneficiaries.

Section 4.3  Delegation.  The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of, but only to the extent authorized by, the Committee.

Section 4.4  Designation of Advisors.  The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Any reports or opinions from any such counsel, consultants, and agents may take into account Award grant practices, including the nature and amount of Awards and any performance criteria related to such Awards, at publicly traded or privately held corporations that are similar to or are industry peers with the Company. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

Section 4.5  Liability.  The Committee, its members and any person designated pursuant to Section 4.4 shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board or designated person shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board and any designated person shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s, or designated person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE 5

OPTIONS

Section 5.1  Grant of Options.  The Committee shall determine, within the limitations of the Plan generally, those key officers, employees, consultants, advisors and Directors of the Company or any Affiliate to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option, and shall designate such Options at the time of the grant as either Incentive Stock Options or Non-Qualified Stock Options; provided, however, that Options granted to employees of an Affiliate (that is not also a parent or a subsidiary) or to non-employees of the Company may only be Non-Qualified Stock Options. Awards of Options shall be granted hereunder only to the extent the underlying stock constitutes “service recipient stock” of an “eligible issuer” as defined under Section 409A of the Code.

Section 5.2  Terms and Conditions.  All Options granted under this Plan shall be subject to the following terms and conditions:

(1) All Options shall be evidenced in writing by Award Agreements in such form and containing such terms and conditions as the Committee shall determine, provided that such terms are not inconsistent with the provisions of the Plan;

(2) The per Share exercise price of any Option granted pursuant to this Plan shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Option, unless approved by the stockholders of the Company;

(3) The Committee shall determine any vesting schedules (subject to Section 12.10) and terms, conditions, and limitations governing the exercise of Options granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Option; and

(4) All Options granted hereunder shall expire and no longer be exercisable by their terms no later than ten years following the date such Options are granted.

Section 5.3  General Provisions.  The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to this Plan at the same time and may hold both Incentive Stock Options and Non-Qualified Stock Options at the same time. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option. Options granted pursuant to this Article 5 shall be made in accordance with the terms and provisions of Article 12 and any other applicable terms and provisions of the Plan.

Section 5.4  Modification and Cancellation.  Subject to Section 12.9, the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, if extended, exceed the ten (10) years from the date of grant of the Option. The exercise price of any Option granted pursuant to this Plan shall not be decreased after the date of grant if such action would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in a Participant’s income under Code Section 409A. No Option may be cancelled in exchange for cash at the time the exercise price per Share is greater than the Fair Market Value per Share of the underlying Shares, unless otherwise approved by the Company’s stockholders. Notwithstanding the foregoing, such Options shall not be cancelled in exchange for cash if such action would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in an Award recipient’s income under Code Section 409A.

Section 5.5  Incentive Stock Options.  No Option that is intended to qualify as an Incentive Stock Option may be granted to any individual that is not an employee of the Company or a parent or a subsidiary of the Company. For purposes of the Plan, the terms “subsidiary” and “parent” shall mean “subsidiary corporation” and “parent corporation,” respectively, as such terms are defined in Sections 424(f) and 424(e) of the Code. Notwithstanding any other provision in this Plan to the contrary, all Incentive Stock Options granted under this Plan shall be subject to the following terms and conditions:

(1) The terms and conditions of any Incentive Stock Option granted hereunder shall be subject to and shall be designed to comply with the provisions of Code Section 422;

(2) The per Share exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option, determined on the date of the grant, but only if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company;

(3) To the extent that the aggregate Fair Market Value (determined on the date of grant) of any Incentive Stock Options that are exercisable for the first time during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Stock Options;

(4) Solely for the purposes of determining whether the Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 10,500,000 Shares; and

(5) The term of any Incentive Stock Option shall expire no later than five years following the date of grant if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company.

ARTICLE 6

STOCK APPRECIATION RIGHTS

Section 6.1  Grant and Exercise.  Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan provided such rights are granted at the time of the grant of such Option. A Stock Appreciation Right may be either a Tandem Stock Appreciation Right or a Freestanding Stock Appreciation Right.

Section 6.2  Tandem Stock Appreciation Rights.  A Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option. A Tandem Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, and a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until, and then only to the extent that, the exercise or termination of the related Option exceeds the number of Shares not covered by the Tandem Stock Appreciation Right. A Tandem Stock Appreciation Right may be exercised by the holder thereof by giving written notice thereof to the Company and surrendering the applicable portion of the related Option. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

Section 6.3  Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, including Section 12.10, as shall be determined from time to time by the Committee, including the following:

(1) Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of the Plan;

(2) The Committee shall determine any vesting schedules and terms, conditions, and limitations governing the exercise of any Stock Appreciation Right granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Stock Appreciation Right, provided that the per Share price used for determining appreciation of any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Stock Appreciation Right, unless approved by the stockholders of the Company;

(3) All Stock Appreciation Rights granted hereunder shall expire and no longer be exercisable no later than ten years following the date such Stock Appreciation Rights are granted, provided that the term of a Tandem Stock Appreciation Right shall be identical as the term of the Option to which such Tandem Stock Appreciation Right relates;

(4) The holder of a Stock Appreciation Right shall specify in his written notice of exercise the number of Shares with respect to which such Stock Appreciation Right is being exercised and whether payment shall be made in cash or in whole Shares (unless otherwise provided in the Award Agreement governing such Stock Appreciation Right);

(5) Each Tandem Stock Appreciation Right may be exercised only at the time and so long as a related Option, if any, would be exercisable or as otherwise permitted by applicable law;

(6) Upon the exercise of a Tandem Stock Appreciation Right, the Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 3.1 of the Plan; and

(7) No Tandem Stock Appreciation Rights may be granted in connection with an Option that is an Incentive Stock Option.

ARTICLE 7

RESTRICTED STOCK AWARDS

Section 7.1  Restricted Stock Awards.  The Committee may grant to any Participant a Restricted Stock Award pursuant to this Section 7.1. A Restricted Stock Award is an Award that provides for the grant of Restricted Stock. Restricted Stock is any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any forfeiture restrictions, restrictions on the right to vote such Share, and restrictions on the right to receive any dividends thereunder), which restrictions may lapse separately or in combination at such times, in installments or otherwise, as the Committee may deem appropriate.

Section 7.2  Terms of Restricted Stock Awards.  The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan, including Section 12.10. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards.

Section 7.3  Issuance of Restricted Stock.  As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, with such Shares heretofore described as Restricted Stock; provided, however, such Restricted Stock shall be subject to forfeiture to the Company retroactive to the date of grant if a an Award Agreement delivered to the Participant by the Company with respect to such Restricted Stock is not duly executed by the Participant and timely returned to the Company. All Restricted Stock covered by Restricted Stock Awards under this Article 7 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to a Restricted Stock Award, the share certificates representing such Restricted Stock shall be held in custody by the Company or its designee.

Section 7.4  Shareholder Rights.  Beginning on the date of grant of the Restricted Stock Award and subject to execution of the related Award Agreement, unless such Award Agreement provides otherwise, the Participant shall become a shareholder of the Company with respect to all Restricted Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Restricted Stock and the right to receive distributions made with respect to such Restricted Stock; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock granted pursuant to this Plan as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be represented by book entry and held as prescribed in Section 7.3. Notwithstanding the foregoing, and subject to compliance with Code Section 409A, the Committee may require that any dividends otherwise payable with respect to a Restricted Stock shall not be paid currently but shall instead be accumulated and paid upon lapse of the restriction for such Restricted Stock.

Section 7.5  Restriction on Transferability.  None of the Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

Section 7.6  Delivery of Shares Upon Release of Restrictions.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions except for any restrictions that may be imposed by law. restrictions applicable thereto.

Section 7.7  Terms of Restricted Stock Awards.  Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee. All Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company as an employee (or Director, consultant or advisor, as the case may be) until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Award Agreement. The Committee in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award and the Committee has the discretion to modify the terms and conditions of any Restricted Stock Award.

ARTICLE 8

PERFORMANCE AWARDS

Section 8.1  Terms of Performance Awards.  Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance

Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Appendix A. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. Notwithstanding the foregoing, the terms of all Performance Awards so granted will be structured so that such Performance Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

ARTICLE 9

OTHER SHARE-BASED AWARDS

Section 9.1  Other Share-Based Awards.  The Committee is authorized to grant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any Affiliate of the Company, stock equivalent units, and Awards valued by reference to book value of Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards; provided, however, that the aggregate amount of Shares granted pursuant to Other Share-Based Award(s) shall not exceed five percent (5%) of the Shares authorized for grant under this Plan. The cap set forth in the foregoing proviso shall not apply to Shares granted pursuant to Other Share-Based Award(s) which were granted to a Participant in lieu of earned cash compensation. In addition to the foregoing, grants of Other Share-Based Awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or any Affiliate of the Company and/or the achievement of performance goals. Notwithstanding the foregoing, all Other Share-Based Awards granted under this Section 9.1 will be structured so that such Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

ARTICLE 10

CODE SECTION 162(m) PROVISIONS

Section 10.1  Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines that any Award is being granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

Section 10.2  Performance Goals.  If an Award is subject to this Article 10, then the lapsing of restrictions thereon and the distribution of Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of performance criteria described in Appendix A. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Before any payments are made with respect to any Awards subject to this Article 10, the Committee shall certify in writing that the performance goals relating to such payment have been met.

Section 10.3  Other Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

Section 10.4  Limitations on Grants to Individual Participant.  Subject to adjustments pursuant to the provisions of Section 12.6, the maximum number of Shares subject to specified performance goals intended to satisfy the requirements of Section 162(m) of the Code that may be granted as Awards to any employee during any 12-month period shall be one million (1,000,000) Shares.

ARTICLE 11

CHANGE IN CONTROL PROVISIONS

Section 11.1  Impact of Change in Control.  The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change in Control” of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock becomes free of all restrictions and limitations and becomes fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

Section 11.2  Assumption Upon Change in Control.  Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change in Control the successor company assumes an Award or substitutes for an Award as provided in Section 11.3, then each outstanding Award assumed or substituted for shall not be accelerated as described in Section 11.1. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 11.2 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

Section 11.3  Committee Discretion Upon Change in Control.  Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion, determine that, upon the occurrence of a Change in Control of the Company, any Award outstanding as of the effective date of such Change in Control will be cancelled in consideration for a cash payment or alternative Award (whether from the Company or another entity that is a party to the Change in Control) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. The determination of such fair market value shall be made by the Committee in its sole and absolute discretion.

ARTICLE 12

GENERALLY APPLICABLE PROVISIONS

Section 12.1  Exercise of Options/Stock Appreciation Rights.  Vested Options and Stock Appreciation Rights granted under the Plan shall be exercised by the Optionee thereof or holder of such Stock Appreciation Right (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased or covered thereby, accompanied by payment of the full purchase price for the Shares being purchased under the Option. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), provided that, in the case of a person then subject to Section 16 of the Exchange Act, such Shares have been owned for a period of at least six (6) months, (iii) with the Consent of the Committee and only for Non-Qualified Stock Options, through net exercise, upon which such Participant electing such net exercise shall receive a number of Shares equal to the aggregate number of Shares being purchase upon exercise of such Option less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the Option is being exercised, (iv) through any other method mentioned in an Award Agreement, or (v) with the consent of the Committee, any combination of (i), (ii), (iii), or (iv). The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option or Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option or Stock Appreciation Right as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person holding or exercising an Option or Stock Appreciation Right shall have any of the rights of a holder of Shares subject to such Option or Stock Appreciation Right, including any right to vote or receive dividends or distributions, until such Option or Stock Appreciation Right has been exercised. Except as provided in Section 12.6, no adjustment shall be made for cash dividends or other rights for which the record date is prior to such date of exercise.

Section 12.2  Non-Transferability.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than (x) an Option that is intended to be an Incentive Stock Option, (y) a Tandem Stock Appreciation Right and (z) a Restricted Stock Award) with the written consent of the Committee to the Participant’s spouse, children, and/or trusts, partnerships, or limited liability companies established for the benefit of the Participant’s spouse and/or children (each approved transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. An Award that is transferred to a Permitted Assignee (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Award agreement.

Section 12.3  Termination of Employment.  Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any Affiliate of the Company of an Optionee or holder of a Stock Appreciation Right who is an employee or the termination or separation from service with the Company or any Affiliate of the Company of an advisor, consultant or a Director (who is an Optionee or holder of a Stock Appreciation Right) for any reason (other than death or disability as provided below), any Option(s) or Stock Appreciation Right(s) granted to such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three (3) months after the date of such termination or separation, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

Section 12.4  Death.  In the event an Optionee or holder of a Stock Appreciation Right dies while employed by the Company or any Affiliate of the Company or while serving as a Director, advisor or consultant of the

Company or any Affiliate of the Company, as the case may be, any Option(s) or Stock Appreciation Right(s) held by such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or Stock Appreciation Right or by any person who acquired such Option or Stock Appreciation Right by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee or holder of a Stock Appreciation Right, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

Section 12.5  Disability.  In the event of the termination of employment with the Company or any Affiliate of the Company of an Optionee or holder of a Stock Appreciation Right or separation from service with the Company or any Affiliate of the Company of an Optionee or holder of a Stock Appreciation Right who is a Director, advisor or consultant of the Company or any Affiliate of the Company due to total disability, the Optionee or holder of a Stock Appreciation Right, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option or Stock Appreciation Right that has not expired or been previously exercised and that the Optionee or holder of the Stock Appreciation Right was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right. The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

Section 12.6  Adjustments.  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code (unless otherwise agreed by the Committee and the holder of such Incentive Stock Option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award). Any adjustments made by the Committee shall be binding on all Participants. If the Committee determines that an adjustment in accordance with the provisions of this Section 12.6 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

Section 12.7  Amendment and Modification of the Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Sections 162(m) and 422 of the Code, or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that such Compensation Committee may not amend the Plan without the approval of the Company’s stockholders (i) to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.6), (ii) to materially increase the benefits of the Plan available to Participants, or (iii) to materially modify the requirements for participation in the Plan. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee’s or Participant’s consent.

Section 12.8  Validity of Awards.  The validity of any Award or grant of Options made pursuant to this Plan shall remain in full force and effect and shall not be affected by the compliance or noncompliance with Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

Section 12.9  Repricing.  Except as provided in Section 12.6, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the reference price for Stock Appreciation Rights, nor may outstanding Options or Stock Appreciation Rights be cancelled in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or reference price that is less than the respective exercise price or reference price of the cancelled Options or Stock Appreciation Rights, without approval of the Company’s stockholders.

Section 12.10  Minimum Vesting Periods.  Notwithstanding anything to the contrary to the foregoing contained within this Plan, unless otherwise approved by the stockholders of the Company, any Award which is (i) performance-based shall have a minimum vesting period of one (1) calendar year or (ii) tenured (time-based) shall have a minimum vesting period of three (3) calendar years (with ratable vesting of no more than one-third of the aggregate applicable Option Award per calendar year), provided that such minimum vesting period shall not apply to Awards granted to new hires or Awards to non-employee Directors.

ARTICLE 13

MISCELLANEOUS

Section 13.1  Tax Withholding.  The Company or any Affiliate of the Company shall have the right to make all payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes as it determines in its discretion are required to be paid as a result of the grant of any Award, exercise of an Option or Stock Appreciation Right or any other event occurring pursuant to this Plan. The Company or any Affiliate of the Company shall have the right to withhold from wages or other payments otherwise payable to such Participant (or a Permitted Assignee thereof) such withholding taxes as it determines in its discretion may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or any Affiliate of the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay required withholding taxes, the Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Participant (or Permitted Assignee) pursuant to the Plan, having an aggregate Fair Market Value equal to the required withholding taxes.

Section 13.2  Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director, consultant, advisor or other individual the right to continue in the employment or service of the Company or any Affiliate of the Company or affect any right that the Company or any Affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, Director, consultant, advisor or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any Affiliate of the Company to the Optionee or Participant.

Section 13.3  Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any Affiliate of the Company and any Optionee, Participant or other person. To the extent any Optionee or Participant holds any rights by virtue of any grant or Award made under the Plan, such rights shall constitute general unsecured liabilities of the Company or any Affiliate of the Company and shall not confer upon any participant any right, title, or interest in any assets of the Company or any Affiliate of the Company.

Section 13.4  Legend.  All certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 13.5  Listing and Other Conditions.

(1) As long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to deliver such Shares unless and until such Shares are so listed; provided, however, that any delay in the delivery of such Shares shall be based solely on a reasonable business decision and the right to exercise any Option with respect to such Shares shall be suspended until such listing has been effected.

(2) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Award, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(3) Upon termination of any period of suspension under this Section 13.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(4) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

Section 13.6  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit a Participant to exercise any exercisable Award until ten (10) days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an exercisable Award has not been previously exercised, such Award shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to an Award has not been waived by the Committee, such Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

Section 13.7  Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

Section 13.8  Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

Section 13.9  Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan at a meeting of the Company’s stockholders by the holders of a majority of the Shares voting thereon, provided such approval is obtained within twelve (12) months after the date of adoption of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time after the effective date of the Plan and on or prior to the tenth anniversary of the effective date of this Plan, on which date the Plan will expire except as to Awards and related Stock Appreciation Rights then outstanding under the Plan. Such outstanding Awards and Stock Appreciation Rights shall remain in effect until they have been exercised or terminated, or have otherwise expired.

Section 13.10  Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed for the Company and any Affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate of the Company, except as may be determined by the Committee or by the Directors or directors of the applicable Affiliate of the Company.

Section 13.11  Captions; Construction.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. References in this Plan to Articles, Sections or Appendices shall mean Articles, Sections or Appendices of this Plan, unless otherwise indicated. The term “including” as used in this Plan and any Appendix shall be deemed followed by the words “without limitation”.

Section 13.12  Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.

Section 13.13  Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

Section 13.14  Code Section 409A.  All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A, and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participant should consult a competent and independent tax advisor regarding the tax consequences of this Plan.

Section 13.15  Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have rights with respect to such Award, unless and until such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of such Award.

Section 13.16  Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside of the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the discretion of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization or as appropriate with respect to any employee on assignment outside his or her home country.

Section 13.17  Clawback.  Notwithstanding anything to the contrary contained herein, an Award agreement may provide that an Award granted thereunder shall be cancelled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate of the Company or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate of the Company, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, such Participant will forfeit any gain realized on the vesting or exercise of such Award and/or must repay the gain to the Company.

EXHIBIT A

PERFORMANCE CRITERIA

Pursuant to Section 10.2, performance goals established for purposes of conditioning the grant of an Award shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, operating earnings, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified level of, or specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the Fair Market Value of the Company’s Shares and (x) the growth in the value of an investment in the Company’s Shares assuming the reinvestment of dividends. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or Affiliate, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other peer companies. To the extent permitted under Code Section 162(m) (including compliance with any requirements for stockholder approval) and Code Section 409A, the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. INTERNET http://www.proxyvoting.com/gme Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. GAMESTOP CORP. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. 99508 FOLD AND DETACH HERE THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ON ITEMS 1, 2, 4 AND 5. Please mark your votes as X indicated in this example 1. ELECTION OF DIRECTORS FOR WITHHOLD *EXCEPTIONS ALL FOR ALL Nominees: 01 Stanley “Mickey” Steinberg 02 Gerald R. Szczepanski 03 Lawrence S. Zilavy (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions FOR AGAINST ABSTAIN 2. To vote for and approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 3. To vote, on a non-binding, advisory basis, on the frequency of voting on the compensation of the named executive officers of the Company. FOR AGAINST ABSTAIN 4. Proposal to approve the Gamestop Corp. 2011 Incentive Plan. 5. Proposal to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 28, 2012. Will Attend Meeing YES Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date

You can now access your GAMESTOP CORP. account online. Access your GAMESTOP CORP. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for GAMESTOP CORP., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 21, 2011: the Proxy Statement and the accompanying Annual Report to Stockholders are available at http://investor.gamestop.com FOLD AND DETACH HERE GAMESTOP CORP. 2011 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of GAMESTOP CORP., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 16, 2011, and hereby appoints R. Richard Fontaine and Daniel A. DeMatteo, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of the Company, to be held on Tuesday, June 21, 2011, at 1:30 p.m., Central Standard Time, at the Hilton Southlake Town Square, Southlake, TX, and at any adjournments or postponements thereof, and to vote all shares of the Company’s Class A Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR approval, on an advisory basis, of our executive compensation; FOR approval of the Company’s 2011 Incentive Plan; FOR the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company; and as said proxies deem advisable on such other matters as may come before the meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 99508